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                                                                    EXHIBIT 10.3

                                                                  EXECUTION COPY

                   TAC TURNKEY CONSTRUCTION AND IRU AGREEMENT

                                      AMONG

                                  IMPSAT S.A.,
                            AN ARGENTINA CORPORATION

                                  IMPSAT S.A.,
                               A CHILE CORPORATION

                                       AND

                          SOUTH AMERICAN CROSSING LTD.,
                              A BERMUDA CORPORATION

                               SEPTEMBER 22, 1999


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                                TABLE OF CONTENTS

                                                                          PAGE

ARTICLE 1. DEFINITIONS.......................................................4

ARTICLE 2. PROVISION OF THE SYSTEM AND GRANT OF IRU'S.......................12

ARTICLE 3. CONSIDERATION....................................................14

ARTICLE 4. CONSTRUCTION OF TAC..............................................16

ARTICLE 5. ACCEPTANCE AND TESTING...........................................20

ARTICLE 6. CHANGE ORDERS....................................................23

ARTICLE 7. TERM.............................................................24

ARTICLE 8. OPERATIONS.......................................................25

ARTICLE 9. MAINTENANCE AND REPAIR OF THE TAC................................26

ARTICLE 10. PERMITS; RELOCATIONS............................................27

ARTICLE 11. USE OF THE SEGMENTS.............................................30

ARTICLE 12. INDEMNIFICATION.................................................32

ARTICLE 13. LIABILITY; WARRANTY.............................................32

ARTICLE 14. INSURANCE.......................................................35

ARTICLE 15. TAXES, FEES AND OTHER GOVERNMENTAL IMPOSITIONS..................37

ARTICLE 16. NOTICE..........................................................41

ARTICLE 17. CONFIDENTIALITY.................................................42

ARTICLE 18. TERMINATION FOR DEFAULT.........................................43

ARTICLE 19. FOREIGN CORRUPT PRACTICES ACT...................................47

ARTICLE 20. TERMINATION OF TERM.............................................47

ARTICLE 21. FORCE MAJEURE...................................................48

ARTICLE 22. TERMINATION FOR FORCE MAJEURE...................................49

ARTICLE 23. DISPUTE RESOLUTION..............................................51

ARTICLE 24. ASSIGNMENT, SUBCONTRACTORS AND DARK FIBER TRANSFERS.............51

ARTICLE 25. GUARANTOR.......................................................54


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ARTICLE 26. REPRESENTATIONS, WARRANTIES AND ACKNOWLEDGMENTS.................54

ARTICLE 27. TITLE AND RISK OF LOSS..........................................55

ARTICLE 28. INTELLECTUAL PROPERTY...........................................55

ARTICLE 29. INFRINGEMENT....................................................56

ARTICLE 30. ACQUISITION OF DARK FIBER.......................................56

ARTICLE 31. GENERAL.........................................................57

Exhibits

Exhibit 1      Executive Summary
Exhibit 2      TAC Route
Exhibit 3A     Technical Specifications for Ducts & Cable
Exhibit 3B     Technical Specifications for Shelters (Huts)
Exhibit 3C     Duct Specifications
Exhibit 4      Acceptance Tests
Exhibit 5      Associated Properties
Exhibit 6      Billing Schedule
Exhibit 7      Maintenance Services
Exhibit 8      As-Built Templates
Exhibit 9      Plan of Work
Exhibit 10     Project Management Reports
Exhibit 11     Fee Components

Exhibit A      Form of Guaranty
Exhibit B      Liquidated Damages
Exhibit C      Early Completion Bonus for Phase 2
Exhibit D      Form of Payment Escrow Agreement
Exhibit E      Form of Payment Certificate
Exhibit F      Approved Subcontractors
Exhibit G      Form of Completion Bond


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                   TAC TURNKEY CONSTRUCTION AND IRU AGREEMENT

               THIS TAC TURNKEY CONSTRUCTION AND IRU AGREEMENT (this "Agreement") is made and entered into as of September 22, 1999 by and among IMPSAT S.A., an Argentina corporation ("IMPSAT Argentina"), and IMPSAT S.A., a Chile corporation ("IMPSAT Chile", and together with IMPSAT Argentina, collectively and individually, as the context may require, "IMPSAT") and SOUTH AMERICAN CROSSING LTD., a Bermuda corporation ("SAC").

                                    RECITALS

               WHEREAS, SAC is developing an undersea fiber optic telecommunications network to circle the continent of South America (the "Network") which will connect with the worldwide fiber optic telecommunications network of Global Crossing Ltd. and its Affiliates;

               WHEREAS, a portion of the Network will include terrestrial connectivity via fiber optic cable between Las Toninas, Argentina, Buenos Aires, Argentina, Rosario, Argentina, Cordoba, Argentina, Mendoza, Argentina, Santiago, Chile and Algarrobo, Chile, as indicated in Exhibit 2 (such portion, the "TAC Route");

               WHEREAS, SAC desires to purchase and own [           ] ducts (the
"Owned Ducts") and the Owned Associated Properties (as defined herein) along the Segments (as defined herein) of the TAC Route between (i) Las Toninas and Buenos Aires, (ii) Mendoza and Santiago and (iii) Santiago and Algarrobo (the "Constructed Segments") and wishes to engage IMPSAT Argentina to construct the Owned Ducts and the Owned Associated Properties located in Argentina and to engage IMPSAT Chile to construct the Owned Ducts and Owned Associated Properties located in Chile;

               WHEREAS, SAC desires to acquire from IMPSAT Argentina, and IMPSAT Argentina desires to provide to SAC an IRU to (i) one (1) duct (the "SAC IRU Duct" and, together with the Owned Ducts, the "Ducts") along the Segment of the TAC Route between Buenos Aires and Mendoza (the "SAC IRU Segment") and (ii) collocation space and facilities provided in IMPSAT's points of presence ("POPs") and the related Regeneration and OpAmp Facilities (as defined herein) along the SAC IRU Segment, and to the rights-of way, easements, way leaves and/or other real property rights held by IMPSAT along the SAC IRU Segment necessary for the use of the SAC IRU Duct and the related Regeneration and OpAmp Facilities to provide telecommunications services;

               WHEREAS, IMPSAT Argentina desires to acquire from SAC, and SAC desires to provide to IMPSAT Argentina, an IRU to (i) one (1) duct (the "IMPSAT Argentina IRU Duct") along the Segment of the TAC Route between Mendoza and the border of Argentina and Chile (the "IMPSAT Argentina IRU Segment") and (ii) collocation space and facilities provided in SAC's POPs and the related Regeneration and OpAmp Facilities along the IMPSAT Argentina IRU Segment, and to the rights-of way, easements, way leaves and/or other real property rights held by SAC along the IMPSAT Argentina IRU Segment necessary for the use of


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the IMPSAT Argentina IRU Duct and the related Regeneration and OpAmp Facilities to provide telecommunications services; and

               WHEREAS, IMPSAT Chile desires to acquire from SAC, and SAC desires to provide to IMPSAT Chile, an IRU to (i) one (1) duct (the "IMPSAT Chile IRU Duct") along the Segment of the TAC Route between the border of Argentina and Chile and Santiago (the "IMPSAT Chile IRU Segment") and (ii) collocation space and facilities provided in SAC's POPs and the related Regeneration and OpAmp Facilities along the IMPSAT Chile IRU Segment, and to the rights-of way, easements, way leaves and/or other real property rights held by SAC along the IMPSAT Chile IRU Segment necessary for the use of the IMPSAT Chile IRU Duct and the related Regeneration and OpAmp Facilities to provide telecommunications services; and

               WHEREAS, SAC desires to acquire from IMPSAT, and IMPSAT desires to provide to SAC, specified maintenance services as set forth herein;

               NOW, THEREFORE, in consideration of the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

                                   ARTICLE 1.

                                   DEFINITIONS

               1.01. Unless otherwise defined herein, when used herein, the following terms shall have the following meanings:

               "Acceptance Criteria" means the acceptance criteria set forth in
        Exhibit 4.

               "Acceptance Testing" has the meaning set forth in Section 5.01.

               "Additional Amount" has the meaning set forth in Section
        15.01(g).

               "Affiliate" means, with respect to any entity, any other entity controlled by or under common control with such entity. For purposes of this definition, "control" (including the terms "controlling," "controlled by" and "under common control with") means the possession, direct or indirect, of the power to vote more than 50% of the securities (on a fully diluted basis) having ordinary voting power for the election of directors, managing general partners or managing members.

               "Agreement" has the meaning set forth in the preamble.

               "Associated Properties" means the IRU Associated Properties and the Owned Associated Properties.

               "Billing Schedule" means the payment and milestone schedule set forth in Exhibit 6.

               "Bond" has the meaning set forth in Section 4.16.


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               "Certificate of Final Acceptance" means a certificate issued by
        SAC in accordance with Section 5.05 to IMPSAT certifying that TAC is Ready for Final Acceptance.

               "Certificate of Provisional Acceptance" means a certificate issued by SAC in accordance with Section 5.04 to IMPSAT certifying that a Segment is Ready for Provisional Acceptance.

               "Change Order" means a written modification to this Agreement, signed by the parties hereto and entered into in accordance with Article 6.

               "Commissioning Report" means a written report from IMPSAT demonstrating that a Segment is Ready for Provisional Acceptance and has passed all Acceptance Testing.

               "Constructed Segments" has the meaning set forth in the recitals.

               "Contract Countries" means Argentina and Chile or any political subdivisions thereof or taxing authorities therein.

               "Date of Provisional Acceptance or Final Acceptance" means the date set forth in the Certificate of Provisional Acceptance or Certificate of Final Acceptance, as the case may be, provided that, for purposes of Section 4.04 and Section 4.05, such date shall be deemed to be the date that SAC receives a Commissioning Report demonstrating, or deemed pursuant to Section 5.03 to demonstrate, that a Segment is Ready for Provisional Acceptance or TAC is Ready for Final Acceptance each in accordance with Article 5.

               "Deficiency" means an instance of a failure to conform to the Acceptance Criteria.

               "Deliverable Technical Material" means copies of all technical information, specifications, drawings, designs, sketches, tools, operating data, records, documentation and/or other types of engineering or technical data or information reasonably relating to the operation, maintenance or repair of each component of the Ducts and the Associated Properties, including without limitation Exhibits 1 through 10 hereof.

               "Design Life Warranty" has the meaning set forth in Section
        13.05.

               "Design Specifications" means the design specifications set forth in Exhibits 3A, 3B and 3C.

               "Dollars" or "US$" means United States dollars.

               "Downpayment" has the meaning set forth in Section 3.01.

               "Ducts" has the meaning set forth in the recitals.

               "Fee" means the IMPSAT Argentina Fee and the IMPSAT Chile Fee.


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               "Fiber Changeout Amount" has the meaning set forth in Section
        2.02.

               "Final Commissioning Report" means a written report from IMPSAT
        (a) demonstrating that TAC is Ready for Final Acceptance and has passed all Acceptance Testing and (b) containing (i) a summary of the results of Acceptance Testing with respect to each Segment, (ii) specifications, data sheets, plans and drawings plans for each Regeneration and OpAmp Facility, (iii) customary documentation with respect to each Segment, and (iv) all other information related to the Work hereunder reasonably requested by SAC.

               "Framework Agreement" means the Amended and Restated Framework Agreement, dated as of July 27, 1999, as amended, by and between the Guarantor and Global Crossing Development Co.

               "Grantee" means (a) with respect to the SAC IRU Segment, SAC, (b) with respect to the IMPSAT Argentina IRU Segment, IMPSAT Argentina and
        (c) with respect to the IMPSAT Chile IRU Segment, IMPSAT Chile.

               "Grantor" means (a) with respect to the SAC IRU Segment, IMPSAT Argentina and (b) with respect to each IMPSAT IRU Segment, SAC.

               "Guarantor" means IMPSAT Corporation, a Delaware corporation and the ultimate parent company of IMPSAT Argentina and IMPSAT Chile.

               "Guaranty" means the guaranty to be entered into by the Guarantor in favor of SAC, to be substantially in the form of Exhibit A hereto.

               "IMPSAT Access Rights" means all ownership, easement, wayleaves and/or other property rights, from both private and governmental entities necessary to access, use and occupy the Ducts and the Associated Properties in order for SAC to own or acquire an IRU in (as the case may be), operate and, subject to and without limiting the generality of Article 9, maintain TAC.

               "IMPSAT Argentina Fee" has the meaning set forth in Section 3.01.

               "IMPSAT Argentina IRU Associated Properties" means the tangible and intangible property needed for the use of the IMPSAT Argentina IRU Duct to provide fiber optic telecommunications services along the IMPSAT Argentina IRU Segment as contemplated in the Design Specifications (specifically excluding any electronic or optronic equipment or fiber optic cable) and will include the properties and locations described in
        Exhibit 5.

               "IMPSAT Argentina IRU Duct" has the meaning set forth in the recitals.

               "IMPSAT Argentina IRU Fee" has the meaning set forth in Section 2.02.

               "IMPSAT Argentina IRU Segment" has the meaning set forth in the recitals.


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               "IMPSAT Chile Fee" has the meaning set forth in Section 3.01.

               "IMPSAT Contract Taxes" has the meaning set forth in Section
        15.10.

               "IMPSAT IRU" has the meaning set forth in Section 2.02.

               "IMPSAT Chile IRU Associated Properties" means the tangible and intangible property needed for the use of the IMPSAT Chile IRU Duct to provide fiber optic telecommunications services along the IMPSAT Chile IRU Segment as contemplated in the Design Specifications (specifically excluding any electronic or optronic equipment or fiber optic cable) and will include the properties and locations described in Exhibit 5.

               "IMPSAT Chile IRU Duct" has the meaning set forth in recitals.

               "IMPSAT Chile IRU Fee" has the meaning set forth in Section 2.02(a).

               "IMPSAT Chile IRU Segment" has the meaning set forth in the recitals.

               "IMPSAT Excluded Tax" shall mean a Tax described in any of the following clauses:

                    (i) any franchise, excess profits, net worth, capital or
               capital gains Tax, as well as any Tax on doing business or imposed on net or gross income or receipts (excluding ingresos brutos under Argentine or Chilean law) (including minimum and alternative minimum Taxes measured by any items of Tax preference), but in each case excluding Taxes that are or are in the nature of sales, use, excise, license, rental, ad valorem, value added or property Taxes (other than property taxes on property owned by IMPSAT and not intended to be incorporated into
               TAC);

                    (ii) Taxes imposed on IMPSAT solely as a result of IMPSAT's gross negligence or willful misconduct; or

                    (iii) any import duty, other import related charges, sales or use tax, VAT or property tax imposed by any Non-Contract Country in respect of supplies brought into (or caused to be brought into) such Non-Contract Country by IMPSAT or its Affiliates for testing, modification or other similar purposes prior to being installed or used outside such Non-Contract Country.

               "IMPSAT IRU Associated Properties" means the IMPSAT Argentina IRU Associated Properties and the IMPSAT Chile IRU Associated Properties

               "IMPSAT IRU Fee" means the IMPSAT Argentina IRU Fee and the IMPSAT Chile IRU Fee.

               "IMPSAT IRU Segment" means the IMPSAT Argentina IRU Segment and the IMPSAT Chile Segment.


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               "IMPSAT Permits" means all IMPSAT Access Rights, permits,
        approvals, "no objections", permissions-in-principle, authorizations, consents, registrations, certificates, rights-of-way, certificates of occupancy, licenses, including without limitation, export and import licenses, necessary to complete the Work and operate and maintain TAC, provided that IMPSAT Permits shall not include (a) any of the foregoing
        (i) relating to the ownership, operation and maintenance by SAC of the Constructed Segments and not necessary until after each such Segment is Ready for Provisional Acceptance, (ii) which is or would be needed by SAC to engage in any business outside the business of developing, owning and operating a buried fiber optic cable system or (iii) which is or would be needed at any time by any purchaser or lessee of capacity on TAC or (b) any telecommunications licenses required to be held by SAC and issued by the Secretaria de Comunicaciones and/or the Comision Nacional de Comunicaciones of Argentina or the Ministerio de Transportes y Telecomunicaciones of Chile. IMPSAT Permits include all of the foregoing whether required to be obtained from governmental entities or private parties.

               "IMPSAT System" means the telecommunications system of IMPSAT along the SAC IRU Segment and other rights associated with the property and equipment utilized in IMPSAT's telecommunications system along the SAC IRU Segment.

               "Intellectual Property" means any information, computer or other apparatus programs, software, specifications, drawings, designs, sketches, tools, market research or operating data, prototypes, records, documentation, works of authorship or other creative works, ideas, concepts, methods, inventions, discoveries, improvements, or other business, financial and/or technical information (whether or not protectable or registrable under any applicable intellectual property law).

               "Interest Holder" has the meaning set forth in Section 9.07.

        "IRU" means (a) with respect to the IRU Ducts, an exclusive, indefeasible right of use, for the Term, for the purposes described herein[

               ] and (b) with respect to the IRU Associated Properties, an associated, non-exclusive, indefeasible right of use, for the Term, for the purposes described herein[

                                           ].

               "IRU Associated Properties" means the SAC IRU Associated Properties and the IMPSAT IRU Associated Properties.

               "IRU Ducts" means the SAC IRU Duct and the IMPSAT IRU Duct.

               "IRU Segments" means the SAC IRU Segment and the IMPSAT IRU Segment.

               "Keep-well Letter" means the Keep-well letter, dated the date hereof, from Global Crossing Holdings Ltd. to IMPSAT.


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               "Liquidated Damages" means amounts of damages payable due to delay in accordance with Section 4.04.

               "Maintenance Services" means those services to be provided by IMPSAT to SAC pursuant to Article 9.

               "MTTR" has the meaning set forth in Section 18.02(b).

               "Network" has the meaning set forth in the recitals.

               "Non-Contract Countries" means all countries, or any political subdivisions thereof or taxing authorities therein, other than the Contract Countries.

               "Notice of Termination" has the meaning set forth in Section
        21.05.

               "Owned Associated Properties" means the tangible and intangible property needed for the use of the Owned Ducts to provide fiber optic telecommunications services along the Constructed Segments as contemplated by the Design Specifications, including, but not limited to, the related Regeneration and OpAmp Facilities and all IMPSAT Permits with respect to the Constructed Segments (specifically excluding any electronic or optronic equipment or fiber optic cable) and will include the properties and locations described in Exhibit 5.

               "Owned Ducts" has the meaning set forth in the recitals.

               "Payment Escrow Agent" means the escrow agent under the Payment Escrow Agreement referred to in Section 3.06(b), and its successors in such capacity.

               "Permits" means the SAC Permits and the IMPSAT Permits.

               "Punch List" has the meaning set forth in Section 5.04(a).

               "Ready for Final Acceptance" means, for TAC, that

               (i) TAC has been completed in accordance with the Design Specifications,

               (ii) all Acceptance Testing of TAC has been successfully completed,

               (iii) SAC has received the Final Commissioning Report, and

               (iv) all Deficiencies noted in the Certificates of Provisional Acceptance have been corrected (other than minor deficiencies which will not affect the operation of TAC for the use for which it was intended, in respect of which an equitable adjustment to the Fee will be made).

               "Ready for Provisional Acceptance" means, with respect to any Segment,

               (a) such Segment is complete, except for a Punch List, agreed to between IMPSAT and SAC, listing the items of the Work not yet completed, provided, that such


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        Segment is complete in all material respects, and such incomplete portion of the Work will not (i) materially impair SAC's ability to install and operate fiber and equipment therein in the manner intended and (ii) during its completion, unreasonably impair SAC's ability to install and operate fiber and equipment therein in the manner intended. At the sole discretion of SAC, the Punch List may contain items not meeting the standards of clauses (i) and/or (ii) above,

               (b) the results of Acceptance Testing of such Segment demonstrate that such Segment has satisfied the Acceptance Criteria,

               (c) except as included in the Punch List, all IMPSAT Permits are obtained and in effect for such Segment and, in the case of the SAC IRU Segment, IMPSAT has provided to SAC copies of IMPSAT Permits obtained with respect thereto, and

               (d)(i) in the case of the SAC IRU Segment, the Date of Provisional Acceptance of the Segment between Buenos Aires and Las Toninas has occurred and (ii) in the case of the Segments between Mendoza and Algarrobo, the Date of Provisional Acceptance of the SAC IRU Segment has occurred.

               "Recurring Service Charge" has the meaning set forth in Section 9.02(a).

               "Regeneration and OpAmp Facilities" has the meaning set forth in
        Section 4.02(a).

               "SAC Contract Taxes" has the meaning set forth in Section
        15.01(a).

               "SAC Excluded Tax" means a Tax described in any of the following clauses:

               (i) any franchise, excess profits, net worth, capital or capital gains Tax, as well as any Tax on doing business or imposed on net or gross income or receipts (excluding ingresos brutos under Argentine or Chilean law) (including minimum and alternative minimum Taxes measured by any items of Tax preference), but in each case excluding Taxes that are or are in the nature of sales, use, excise, license, rental, ad valorem, value added or property Taxes (other than property taxes on property owned by SAC and not intended to be incorporated into the IMPSAT IRU Duct and the IMPSAT IRU Associated Properties);

               (ii) Taxes imposed on SAC solely as a result of SAC's gross negligence or willful misconduct; or

               (iii) any import duty, other import related charges, sales or use tax, VAT or property tax imposed by any Non-Contract Country in respect of supplies brought into (or caused to be brought into) such Non-Contract Country by SAC or its Affiliates for testing, modification or other similar purposes prior to being installed or used outside such Non-Contract Country.

               "SAC IRU" has the meaning set forth in Section 2.01.



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               "SAC IRU Associated Properties" means the tangible and intangible property needed for the use of the SAC IRU Duct to provide fiber optic telecommunications services along the SAC IRU Segment as contemplated in the Design Specifications (specifically excluding any electronic or optronic equipment or fiber optic cable) and will include the properties and locations described in Exhibit 5.

               "SAC IRU Duct" has the meaning set forth in the recitals.

               "SAC IRU Segment" has the meaning set forth in the recitals.

               "SAC Permits" means (i) any telecommunications licenses required to be held by SAC and issued by the Secretaria de Comunicaciones and/or the Comision Nacional de Comunicaciones of Argentina or the Ministerio de Transportes y Telecomunicaciones of Chile in respect of the IMPSAT IRU Segment and (ii) all other permits, approvals, authorizations and consents necessary for SAC to grant to IMPSAT Argentina and IMPSAT Chile an IRU in the IMPSAT IRU Duct and the IMPSAT IRU Associated Properties in accordance with this Agreement, provided that SAC Permits shall not include (a) any IMPSAT Permits with respect to the IMPSAT IRU Segment (other than, after the Date of Provisional Acceptance of such Segment, any such IMPSAT Permits assigned, transferred or issued to SAC pursuant to Section 10.02) and (b) any of the foregoing (x) which is or would be needed by IMPSAT Argentina or IMPSAT Chile to engage in any business outside the business of developing, owning and operating a buried fiber optic cable system or (y) which is or would be needed at any time by any purchaser or lessee of capacity on the IMPSAT IRU Segment.

               "Scheduled RFS Date" means, with respect to each Segment, the date set forth below with respect to such Segment, as any such date may be extended for and during the period of any delay described in Article 21, pursuant to a Change Order or otherwise under this Agreement or by agreement of the parties.

                         Segment                           Scheduled RFS Date
                         -------                           ------------------
                Las Toninas-Buenos Aires                     [   ], 2000

                  Buenos Aires-Mendoza                       [   ], 2000

                    Mendoza-Santiago                         [   ], 2000

                   Santiago-Algarrobo                        [   ], 2000

               "Segment" means each of the four city-to-city segments of Trans-Andean Crossing between (i) Las Toninas and Buenos Aires, (ii) Buenos Aires and Mendoza, (iii) Mendoza and Santiago and (iv) Santiago and Algarrobo, in each case as set forth in more detail on Exhibit 2.

               "Span" has the meaning set forth in Section 5.07.


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               "Subcontractors" has the meaning set forth in Section 24.05.

               "Supplies" means any and all materials, plant, machinery, equipment, hardware and items supplied by IMPSAT under this Agreement.

               "TAC Route" has the meaning set forth in the recitals hereto.

               "Tax" means any tax, duty, levy, charge or custom (including, without limitation, any sales or use tax, VAT or octroi duty relating to the contract items and fiscal stamps connected with contract legalization) imposed or collected by any taxing authority or agency (domestic or foreign).

               "Term" has the meaning set forth in Section 7.01(e).

               "Trans-Andean Crossing" or "TAC" means the Ducts and the Associated Properties.

               "Underlying Rights Requirements" has the meaning set forth in
        Section 11.01.

               "Warranty Period" has the meaning set forth in Section 13.03.

               "Work" means all activities and services (other than activities and services specified herein to be provided by SAC) necessary to be performed or provided in developing, planning, engineering, designing, manufacturing, procuring, constructing, delivering, installing and testing TAC in accordance with the terms hereof until TAC is Ready for Final Acceptance, including without limitation, designating, coordinating and obtaining all IMPSAT Permits.

               "Year 2000 Compliant" means, when used with respect to any equipment, Supplies or materials, that such equipment, Supplies or materials will operate accurately and, without interruption, accept, possess and in all manner retain full functionality when referring to, or involving, any year or date in the twentieth or twenty first centuries.

               1.02. Unless otherwise defined herein, all terms used herein which are commonly used in the terrestrial telecommunications industry shall have the meanings commonly given such terms in the industry.

                                   ARTICLE 2.

                   PROVISION OF THE SYSTEM AND GRANT OF IRU'S

               2.01. In consideration of the IMPSAT Argentina Fee, IMPSAT Argentina hereby agrees to construct the Ducts and the Associated Properties located in Argentina on a turnkey, fixed-price, date-certain basis, meeting the Acceptance Criteria on or before the Scheduled RFS Date for each Segment and to grant to SAC an IRU for the Term in the SAC IRU Duct and the SAC IRU Associated Properties (the "SAC IRU"), all in accordance with the terms hereof. In consideration of the IMPSAT Chile Fee, IMPSAT Chile hereby agrees to construct the Ducts and the Associated Properties located in Chile on a turnkey, fixed-price, date-certain


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basis, meeting the Acceptance Criteria on or before the Scheduled RFS Date for each Segment, all in accordance with the terms hereof. On the Date of Provisional Acceptance with respect to a Segment, the parties shall execute such documentation as may be reasonably required to evidence the passage of title or grant of an IRU (as the case may be) with respect to such Segment.

               2.02. In consideration of the payment by IMPSAT Argentina to SAC
of a fee of U.S.$[   ], plus applicable IMPSAT Contract Taxes thereon (the
"IMPSAT Argentina IRU Fee"), and the payment by IMPSAT Chile to SAC of a fee of
U.S.$[   ], plus applicable IMPSAT Contract Taxes thereon (the "IMPSAT Chile IRU
Fee"), each payable in full on the Date of Provisional Acceptance of the IMPSAT IRU Segment, SAC hereby agrees to grant to (i) IMPSAT Argentina an IRU for the Term in the IMPSAT Argentina IRU Duct and the IMPSAT Argentina IRU Associated Properties and (ii) IMPSAT Chile an IRU for the Term in the IMPSAT Chile IRU Duct and the IMPSAT Chile IRU Associated Properties (the IRUs granted in clauses
(i) and (ii) above, collectively, the "IMPSAT IRU"), all in accordance with the terms hereof. SAC shall pay to IMPSAT Argentina on or before the Date of
Provisional Acceptance of the IMPSAT IRU Segment the amount of U.S.$[   ], plus
applicable SAC Contract Taxes thereon, as full payment of the amount owed by SAC to IMPSAT with respect to the fiber changeout pursuant to paragraph 3 of Exhibit 3 to the Framework Agreement (the "Fiber Changeout Amount"). IMPSAT Argentina may, in its sole discretion, pay to SAC the amount of the IMPSAT Argentina IRU Fee net of the Fiber Changeout Amount otherwise owed to it by SAC.

               2.03. The Constructed Segments shall be owned exclusively by SAC and shall not include property owned by IMPSAT, any Affiliate of IMPSAT or any third party. It is acknowledged and agreed by SAC that the SAC IRU Duct will be located within facilities, and operated pursuant to IMPSAT Permits, that are shared with IMPSAT or other telecommunications providers.

               2.04. It is acknowledged and agreed by IMPSAT that the IMPSAT IRU Duct will be located within facilities, and operated pursuant to SAC Permits, that are shared with SAC or other telecommunications providers.

               2.05. The Segments included in this Agreement are set forth in more detail on Exhibit 2.

               2.06. Within 30 days after the Date of Provisional Acceptance of
the SAC IRU Segment, IMPSAT Argentina agrees to [      ] to SAC a [     ]. The [
  ] shall not include IMPSAT's intermediate head-end buildings in Rosario, Cordoba and Mendoza, as described in Exhibit 5, provided that IMPSAT Argentina shall lease space in such locations to SAC, for the Term, upon mutually
agreeable terms and conditions. Such [    ] shall extend for the maximum term
permitted under Argentine law. Within 30 days after the Date of Provisional
Acceptance of the IMPSAT IRU Segment, SAC agrees to [      ] to IMPSAT Argentina
and IMPSAT Chile (as applicable) [   ]. Such [    ] shall extend for (i) the
maximum term permitted under Argentine law, in the case of the IMPSAT Argentina IRU

Segment and (ii) for a term of 25 years, in the case of the IMPSAT Chile IRU
Segment. If the term of [   ] expires, by its terms, on a date earlier than the
last day of the Term, each of SAC and IMPSAT Argentina agrees to extend the term
of the [   ] with respect to the IMPSAT IRU Segment or the SAC IRU Segment (as the case may be) until a date that is not earlier than the last day of the Term.
Each such [   ] shall to the extent permitted by law incorporate (by reference or otherwise) the substance of the terms and conditions set forth in this Agreement. The parties agree to prepare, execute and record all documents as are
reasonably necessary to [                 ] this Section 2.06.

                                   ARTICLE 3.

                                  CONSIDERATION

               3.01. In consideration for the construction of the Ducts and the Associated Properties located in Argentina and the grant of the IRU hereunder by IMPSAT Argentina to SAC, SAC agrees to pay to IMPSAT Argentina a fixed fee (the
"IMPSAT Argentina Fee") of US$[   ], payable in accordance with the Billing
Schedule. In consideration for the construction of the Ducts and the Associated Properties located in Chile, SAC agrees to pay to IMPSAT Chile a fixed fee (the
"IMPSAT Chile Fee") of US$[   ], payable in accordance with the Billing
Schedule. The parties agree that the Fee shall be allocated as set forth in
Exhibit 11. Promptly after the execution of this Agreement, SAC shall pay to
IMPSAT an initial payment in the amount of $[   ], representing a downpayment in
respect of the Fee (the "Downpayment"). IMPSAT shall present the invoice in respect of the Downpayment and the Fiber Changeout Amount to and in the name of GC SAC Argentina S.R.L. or any other entity designated by SAC.

               3.02. Subject to Article 15 and to the accrual of any bonus under
Section 4.05, the Fee is all-inclusive, including, without limitation, any and all insurance costs, customs duties for the equipment to be provided by IMPSAT, legal costs (incurred by IMPSAT), costs related to obtaining and maintaining the IMPSAT Permits, construction costs, and any other costs incurred or assumed by IMPSAT in obtaining, constructing or conveying Trans-Andean Crossing to SAC with all required Permits. IMPSAT acknowledges and agrees that this Agreement is a fixed-price contract and, subject to Article 21, explicitly assumes the risk of any cost overruns beyond its budgeted amount or unexpected costs or expenses. IMPSAT hereby waives any right it may have to renegotiate or terminate this Agreement under Section 1198 of the Argentine Civil Code or under any similar law or principle.

               3.03. All payments to be made to IMPSAT under this Agreement shall be made in Dollars by wire transfer of immediately available funds to the account or accounts designated by IMPSAT.

               3.04. If SAC fails to make any payment under this Agreement when invoiced and due, such amount shall accrue interest from the date such payment is due until it is paid, such interest to be payable along with the amount due on the date the underlying payment is made, compounded monthly at a rate per annum equal to the prime rate of interest published by The Wall Street Journal
plus [   ]% or, if lower, the highest percentage allowed by New York law.

               3.05. (a) All invoices shall be submitted according to the Billing Schedule, provided that the appropriate milestones set forth therein have been achieved. All invoices shall be submitted with all appropriate supporting VAT documentation and shall have a certificate in the form of Exhibit E attached.

               (b) Any Change Orders shall be invoiced and paid in accordance with the terms of the Change Order as specified in Article 6.

               (c) Invoices for amounts not described in clauses (a) or (b) above, which may become payable hereunder, shall be submitted after applicable costs have been incurred or such other time as may be specified in this Agreement, and shall be accompanied by a certificate of IMPSAT explaining such amount and certifying that it is payable.

               (d) IMPSAT shall render all invoices to the following address or facsimile number:

                   South American Crossing Ltd.
                   Wessex House
                   45 Reid Street
                   Hamilton HM12, Bermuda
                   Facsimile:  441-296-6749/8606
                   Attn:  Robert Klug

                   with a copy to:

                   South American Crossing Ltd.
                   150 El Camino Drive
                   Suite 204
                   Beverly Hills, CA  90212
                   Facsimile:  310-281-4942
                   Attn:  Dale Miller

               3.06. (a) Invoices given to SAC shall be due and payable [   ]
after receipt thereof, or such other time as may be specified in this Agreement.

               (b)(i) In the event that SAC has an objection to any invoice or other payment obligation or any amount owing by IMPSAT to SAC shall not have been paid when due, SAC shall promptly notify IMPSAT of such objection and such amount, and SAC and IMPSAT shall make every reasonable effort to settle promptly the dispute concerning the payment(s) in question. In the event such dispute cannot be settled, IMPSAT and SAC will promptly execute and deliver a Payment Escrow Agreement substantially in the form of Exhibit D hereto (the "Payment Escrow Agreement"), with such changes therein as the Payment Escrow Agent may reasonably request, and SAC will have the right to withhold payment of the disputed amount(s) (or withhold from the invoice amount a sum equal to the amount purportedly owing by IMPSAT) so long as it deposits, in full, such disputed amount(s) into the Dispute Account created pursuant to the Payment Escrow Agreement (the "Dispute Account").

               (ii) Provided such disputed amount is placed into the Dispute Account in a timely manner and SAC has acted in good faith, SAC shall not be deemed to be in breach of or in default for failing to pay IMPSAT.

               (iii) The Payment Escrow Agent will distribute the disputed amount in accordance with the terms of the Payment Escrow Agreement.

               (iv) In addition, the prevailing party shall be entitled to receive from the Dispute Account an amount equal to the interest earned by the Payment Escrow Agent on the distributed, disputed amount, which shall be distributed by the Payment Escrow Agent under clause (iii) above.

IMPSAT and SAC will share equally the costs and expenses of the Payment Escrow Agent.

               (c) SAC shall make timely payments for that portion of the invoice not in dispute in accordance with Section 3.06(a) or such payments will accrue interest as set forth in Section 3.04. Pending resolution of the dispute, SAC may not withhold payment (unless also subject to dispute) on any other invoice concerning different goods and/or services submitted by IMPSAT.

                                   ARTICLE 4.

                               CONSTRUCTION OF TAC

               4.01. IMPSAT Argentina shall design and construct on a turnkey basis, the Ducts and the Associated Properties located in Argentina in accordance with the Design Specifications, industry standards and practices, and applicable IMPSAT Permits. IMPSAT Chile shall design and construct on a turnkey basis, the Ducts and the Associated Properties located in Chile in accordance with the Design Specifications, industry standards and practices, and applicable IMPSAT Permits.

               4.02. (a) Exhibit 5 describes and sets forth the sites along the TAC Route at which regeneration and optical amplification facilities currently are located or are to be installed in accordance with the Acceptance Criteria (collectively, the "Regeneration and OpAmp Facilities"). SAC's and IMPSAT's use of the Regeneration and OpAmp Facilities along the SAC IRU Segment or the IMPSAT IRU Segment, respectively, shall be subject to the provisions of this Agreement.

               (b) The IRU with respect to the SAC IRU Associated Properties shall include for SAC the right to occupy and use, subject to the terms of this
Agreement, [   ] square meters of space and facilities in each Regeneration and
OpAmp Facility. SAC acknowledges that each Regeneration and OpAmp Facility along the SAC IRU Segment may be shared with IMPSAT and other entities, but that each such party shall have exclusive access to a specified portion of such facility for its sole use. If SAC notifies IMPSAT that SAC's available space is inadequate for the operation and installation of telecommunications equipment at any Regeneration and OpAmp Facility along the SAC IRU Segment, IMPSAT agrees to use reasonable best efforts to make additional space available for use pursuant to an IRU upon any expansion of such

Regeneration and OpAmp Facility that IMPSAT, in its sole discretion, may cause to occur. Any such space that is made available by IMPSAT shall be made available at a price to be agreed, plus value added tax.

               (c) The IRU with respect to the IMPSAT IRU Associated Properties shall include for IMPSAT Argentina or IMPSAT Chile, as applicable, the right to
occupy and use, subject to the terms of this Agreement, [   ] square meters of
space and facilities in each Regeneration and OpAmp Facility. IMPSAT acknowledges that each Regeneration and OpAmp Facility along the IMPSAT IRU Segment may be shared with SAC and other entities, but that each such party shall have exclusive access to a specified portion of such facility for its sole use. If IMPSAT notifies SAC that IMPSAT's available space is inadequate for the operation and installation of telecommunications equipment at any Regeneration and OpAmp Facility along the IMPSAT IRU Segment, SAC agrees to use reasonable best efforts to make additional space available for use pursuant to an IRU upon any expansion of such Regeneration and OpAmp Facility that SAC, in its sole discretion, may cause to occur. Any such space that is made available by SAC shall be made available at a price to be agreed, plus value added tax.

               (d) The IRU with respect to the SAC IRU Duct and the SAC IRU Associated Properties shall include for SAC (and its suppliers and agents) a right to access the SAC IRU Duct and the SAC IRU Associated Properties upon prior authorization, not to be unreasonably withheld, to install fiber or maintain its equipment and to add or upgrade equipment as it may consider necessary. IMPSAT shall have the right to be present at all times during any access by SAC of the SAC IRU Duct.

               (e) The IRU with respect to the IMPSAT IRU Duct and the IMPSAT IRU Associated Properties shall include for IMPSAT (and its suppliers and agents) a right to access the IMPSAT IRU Associated Properties upon prior authorization, not to be unreasonably withheld, to install fiber or maintain its equipment and to add or upgrade equipment as it may consider necessary. SAC shall have the right to be present at all times during any access by IMPSAT of the IMPSAT IRU Duct.

               (f) IMPSAT Argentina or IMPSAT Chile, as applicable, shall provide the services set forth in Exhibit 5 for the Regeneration and OpAmp Facilities including, without limitation, power, air conditioning and security and fire suppression. Except for the cost of power, which shall be paid separately by SAC to IMPSAT, and property taxes, the ongoing costs related to the services described in this clause (f) are included in the Recurring Service Charge. Any requirements of SAC outside the scope of services described in
Exhibit 5 shall be charged in accordance with IMPSAT's then-current price list.

               4.03. IMPSAT shall complete the construction and satisfactory Acceptance Testing of each of the Segments and TAC, including the provision of such Regeneration and OpAmp Facilities on such Segment as are required to be provided pursuant to Section 4.02, by the applicable Scheduled RFS Date respecting such Segment.

               4.04. The parties agree that damages for delay are difficult to calculate and therefore agree that, if the Date of Provisional Acceptance for any Segment does not occur by the Scheduled RFS Date with respect to such Segment due to a failure of IMPSAT to fulfill its obligations hereunder, IMPSAT shall pay Liquidated Damages to SAC in accordance
with Exhibit B, not to exceed US$[   ]. Liquidated Damages for the Buenos
Aires-Mendoza Segment and the Mendoza-Santiago Segment shall be allocated between IMPSAT Argentina and IMPSAT Chile as set forth in Exhibit B. Any such damages shall be payable in Dollars. Liquidated Damages and SAC's rights to terminate under Article 18 shall be SAC's sole remedies for any delay in the performance of IMPSAT's obligation to deliver TAC hereunder.

               4.05. If the Date of Provisional Acceptance of each of the Buenos Aires- Mendoza Segment and the Mendoza-Santiago Segment occurs prior to the Scheduled RFS Date therefor, SAC shall pay an early completion bonus to IMPSAT
in accordance with Exhibit C, not to exceed US$[   ]. Any such bonus shall be
payable in Dollars, and shall be allocated between IMPSAT Argentina and IMPSAT Chile as set forth in Exhibit C.

               4.06. IMPSAT shall provide SAC and, upon SAC's request, a contractor designated by SAC, with access to inspect the construction and testing of TAC during the course and at the time of the relevant construction, installation and testing period for the purpose of verifying conformity with the Acceptance Criteria; provided such access does not unreasonably interfere with IMPSAT's performance hereunder and such access is coordinated in advance with IMPSAT. Upon SAC's request, IMPSAT shall make available for inspection by SAC and, upon SAC's request, by a contractor designated by SAC, at IMPSAT's offices, copies of all information, documents, reports, IMPSAT Permits, drawings and specifications generated, obtained or acquired by IMPSAT in performing its duties under this Agreement that are reasonably requested by SAC or, upon SAC's request, by a contractor designated by SAC, to the extent that the terms of each such document or the legal restrictions applicable to such information or document permits disclosure and further as may be redacted to protect disclosure of confidential business and proprietary terms.

               4.07. Within [   ] after the Date of Provisional Acceptance of
each Segment, IMPSAT shall provide SAC with as-built drawings for such Segment in accordance with the requirements described in Exhibit 8 ("As-Builts").

               4.08. IMPSAT shall construct the TAC in accordance with the Acceptance Criteria.

               4.09. IMPSAT shall perform the Work in a safe manner, in accordance with industry standards. IMPSAT shall timely comply with all applicable laws and procure, maintain and comply with all IMPSAT Permits, including without limitation IMPSAT Permits with respect to the SAC IRU Segment, and other authorizations required for the conduct of its business, except for the application of laws or the corresponding acts of authorities that are being contested in good faith and by appropriate proceedings timely initiated and diligently conducted, and except where the failure to so comply would not have a material adverse effect on its ability to perform its obligations hereunder, and would not affect the legality, validity or enforceability of this Agreement or any of the transactions contemplated hereby.

               4.10. As part of the Fee, IMPSAT shall obtain, at its own risk and expense, any export and import license and other official authorization and carry out all customs formalities for the exportation and importation of goods and, where necessary, for their transit through another country.

               4.11. IMPSAT represents and warrants to SAC that it, its Affiliates or its other subcontractors performing the Work possess, or will possess, a valid license to perform the Work in the jurisdictions where the Work is to be performed and is registered in good standing with the appropriate governmental authorities therein. IMPSAT, its Affiliates or its other subcontractors performing the Work shall remain licensed and in good standing during the performance of the Work. IMPSAT shall bear all costs associated with remaining licensed and in good standing.

               4.12. Subject to Article 21, IMPSAT assumes the risk of conditions on the TAC Route relevant to the Work and, regardless of such conditions, expense or difficulty of performance, will fully complete the Work for the Fee without further recourse to SAC. Information on the site of the Work and local conditions at such site which may have been furnished by SAC is not guaranteed with respect to accuracy by SAC and is furnished only for the convenience of IMPSAT. SAC, however, is not aware of any inaccuracy in such information and will promptly inform IMPSAT of any inaccuracy of which it becomes aware.

               4.13. IMPSAT shall be permitted, with the consent of SAC (not to be unreasonably withheld), to make changes to the TAC Route, if necessary for operational reasons, without additional cost to SAC. Any changes to the TAC Route requested by SAC shall be treated as a Change Order. Any changes to any aspect of the Work due to changes in the TAC Route requested by IMPSAT pursuant to this subsection (other than any such changes required pursuant to a governmental order) will not result in any change to the Fee or the Scheduled RFS Date with respect to any Segment.

               4.14. IMPSAT shall provide to SAC, on the first and fifteenth day of each month, a construction progress report in accordance with Exhibit 10 containing the following information: (i) scheduled and forecasted completion dates for all Segments and Associated Properties, (ii) kilometers of duct installed between each Associated Property, (iii) a brief narrative describing the Work performed and a list of any potential risks which may prevent or delay project completion by the agreed upon dates and the proposed actions to minimize or diminish such risks and (iv) any other information of a similar nature reasonably requested by SAC. Additionally, SAC may request weekly from IMPSAT the information contained in (ii) above. Such request and its response may be verbal or in writing.

               4.15. IMPSAT understands that other portions and elements of the Network are intended to be installed by another contractor(s). IMPSAT agrees to use its reasonable best efforts to cooperate with SAC and such other contractor(s) as necessary.

               4.16. In order to receive payment of the amount otherwise due on the Date of Provisional Acceptance with respect to each Segment in accordance with Exhibit 6, IMPSAT shall deliver to SAC a completion bond substantially in the form of Exhibit G hereto (each, a "Bond"), issued by an entity reasonably acceptable to SAC. The Bond with respect to each Segment shall be in the following amounts:

                           Segment                        Amount of Bond
                           -------                        --------------
                  Las Toninas-Buenos Aires                   U.S.$[   ]

                    Buenos Aires-Mendoza                     U.S.$[   ]

                      Mendoza-Santiago                       U.S.$[   ]

                     Santiago-Algarrobo                      U.S.$[   ]

The Bond for the Mendoza-Santiago Segment may, at IMPSAT's option, consist of two bonds, one from each of IMPSAT Argentina and IMPSAT Chile. The Bonds shall be maintained by IMPSAT until, and released by SAC on, the Date of Final Acceptance of TAC.

               4.17. Notwithstanding anything to the contrary herein, it is expressly agreed and acknowledged that: (a) (i) all aspects of the Work to be performed hereunder in Chile and the performance of all other obligations of IMPSAT hereunder in Chile, shall be performed or delivered by IMPSAT Chile, and
(ii) all payments hereunder with respect to such Work and the performance of such obligations shall be paid to IMPSAT Chile, and (b) (i) all aspects of the Work to be performed hereunder in Argentina and the performance of all other obligations of IMPSAT hereunder in Argentina, shall be performed or delivered by IMPSAT Argentina, and (ii) all payments hereunder with respect to such Work and the performance of such obligations shall be paid to IMPSAT Argentina.

                                   ARTICLE 5.

                             ACCEPTANCE AND TESTING

               5.01. Overview.

               Acceptance testing shall be conducted for each Segment pursuant to the provisions of this Article 5 ("Segment Acceptance Testing" or "Acceptance Testing").

               5.02. Acceptance Testing.

               (a) Acceptance Testing shall be performed by IMPSAT in accordance with Exhibit 4. SAC and its designated representatives may observe, at their own expense, IMPSAT's tests and review the test results. SAC may request IMPSAT to conduct and/or may itself conduct any additional tests to demonstrate compliance with the provisions of this Agreement and the Acceptance Criteria, provided such additional tests are conducted in a manner designed to minimize any interference with, or delay in, IMPSAT's construction thereof. If such additional tests do demonstrate that the provisions of this Agreement and the Design Specification or the Acceptance Criteria have been complied with, then SAC shall be responsible for paying the costs of such additional tests, and any delay beyond IMPSAT's schedule for completion of its tests caused by such process shall be a Force Majeure. If, however, such additional tests demonstrate that the provisions of this Agreement or the Acceptance Criteria have not been complied with, then it shall be IMPSAT's responsibility to pay the costs of such additional tests, and any delay caused by such process shall not be a Force Majeure.

               (b) Until the Date of Final Acceptance of TAC, SAC agrees to allow IMPSAT access to all Segments of TAC which have previously been the subject of Provisional Acceptance, provided that IMPSAT shall give SAC reasonable notice of its requirement for such access and shall take reasonable steps to minimize disruptions to the operation of TAC.

               (c) Once a Segment is Ready for Provisional Acceptance, SAC shall issue a Certificate of Provisional Acceptance with respect to such Segment.

               (d) Once TAC is Ready for Final Acceptance, SAC shall issue a Certificate of Final Acceptance.

               (e) SAC shall not unreasonably withhold or delay issuance of a Certificate of Provisional Acceptance or a Certificate of Final Acceptance.

               (f) IMPSAT agrees that the Date of Provisional Acceptance of each Segment will occur by the Scheduled RFS Dates for such Segment.

               5.03. Notice of Acceptance or Rejection.

               (a) Within [   ] after receipt by SAC of a Commissioning Report,
SAC must issue notification to IMPSAT of the following:

                    (i) issuance of a Certificate of Provisional Acceptance in accordance with Section 5.04; or

                    (ii) rejection of the Segment in its existing condition and a written explanation of reasons for rejection.

               If SAC fails to respond with such notification within [   ], then
               the Date of Provisional Acceptance of the Segment shall be deemed
               to be the date occurring [   ] after such Commissioning Report
               was received by SAC, provided, however, that for purposes of
               Section 4.04 and 4.05, such date shall be the date that SAC receives a Commissioning Report demonstrating, or deemed pursuant to this Section 5.03 to demonstrate, that a Segment is Ready for Provisional Acceptance in accordance with this Article 5.

               (b) On receipt of a notice from SAC pursuant to Section 5.03(a)(ii) above, IMPSAT shall be entitled to address any disputes and explain any discrepancies to SAC. Unless SAC, for good cause, rejects such explanation, it shall issue a new notice pursuant to Section 5.03(a) above, which shall be deemed to have been issued on the date of the original notice.

               (c) In case of rejection, and if the explanation by IMPSAT pursuant to Section 5.03(b) above is not accepted, for good cause, by SAC, IMPSAT shall carry out the necessary corrective actions and will effect the necessary tests to establish that the corrective action satisfies the Acceptance Criteria ("Retesting"). After receipt by SAC of the new Commissioning Report describing the corrective action and the results of Retesting, SAC will be
granted a new period of [   ] to analyze the new Commissioning Report according
to the provisions of Section 5.03(a) and any new notice by SAC shall apply from the date SAC receives such new Commissioning Report.

               5.04. Provisional Acceptance.

               (a) The Certificate of Provisional Acceptance may have annexed to it a list of any outstanding Deficiencies (a "Punch List") to be corrected by IMPSAT.

               (b) IMPSAT shall, as soon as reasonably practicable, correct, at its sole cost and expense, such Deficiencies and complete the Work indicated on all such listed items so as to comply in all material respects with the requirements of this Agreement, provided that SAC allows IMPSAT the necessary access to the Segment(s) as IMPSAT needs to correct such deficiencies and complete the Work. IMPSAT shall give SAC reasonable notice of its requirement for such access.

               5.05. Final Acceptance

               (a) Within [   ] after the date of receipt by SAC of the Final
Commissioning Report, SAC shall issue a Certificate of Final Acceptance or reject the Final Commissioning Report. If SAC neither issues a Certificate of
Final Acceptance nor rejects the Final Commissioning Report within such [   ]
period, then the Date of Final Acceptance of TAC shall be deemed to be the date
occurring [   ] after the Final Commissioning Report was received by SAC, provided, however, that for purposes of Section 4.04 and 4.05, such date shall be the date that SAC receives a Commissioning Report demonstrating, or deemed pursuant to this Section 5.05 to demonstrate, that TAC is Ready for Final Acceptance in accordance with this Article 5.

               5.06. Title and Risk of Loss

               (a) Upon the issuance of a Certificate of Provisional Acceptance with respect to a Segment by SAC in accordance with this Agreement, title to, or an IRU for the Term in, such Segment, as the case may be, shall vest in SAC, free and clear of all liens except those deriving through or from SAC or as provided in Section 24.03. A statement of the time of vesting of title or an IRU in such Certificate shall be final and conclusive.

               (b) As from the date of vesting in SAC of title or an IRU for the Term, as the case may be, in a Segment, but subject to the next succeeding paragraph, SAC shall assume the risk of loss in respect of all parts of such Segment and (without limiting the provisions of Article 9) responsibility for its maintenance. IMPSAT will be allowed access to such Segment as provided in Section 5.02(b).

(c) As from the date of the effectiveness of the IMPSAT IRU, IMPSAT shall assume the risk of loss in respect of all parts of the IMPSAT IRU Duct and the IMPSAT IRU Associated Properties and responsibility for their maintenance.

               5.07. Spans

               SAC may upon reasonable written notice to IMPSAT request IMPSAT to perform Acceptance Testing with respect to portions of a Segment identified by SAC (such portions, a "Span"). In such event, the parties shall cooperate to minimize any resulting interference with the construction and Acceptance Testing of the remainder of such Segment, and IMPSAT shall, subject to the aforesaid obligation of cooperation, not be responsible, in Liquidated Damages or otherwise, for any resulting delay in the Date of Provisional Acceptance of the remainder of such Segment. The provisions of Sections 5.01 through 5.06 of this Agreement shall apply to such Spans mutatis mutandis.

                                   ARTICLE 6.

                                  CHANGE ORDERS

               6.01. Either party may request, during construction of the Constructed Segments, by written order, a change order (a "Change Order") requiring additions or alterations to, deviations or deductions from the Constructed Segments. If the other Party consents, in its sole discretion, this change will be formalized as an amendment to this Agreement by a Change Order; provided that IMPSAT will not unreasonably withhold its consent to a Change Order requested by SAC; and provided, further, that SAC will not unreasonably withhold its consent to a Change Order requested by IMPSAT, in either case so long as such Change Order does not affect the Fee, any Scheduled RFS Date, any warranties, the Acceptance Criteria or the Design Specifications.

               6.02. A Change Order shall not become effective unless and until the price adjustment, the terms and schedule of payment and the extension of time and all other terms have been mutually agreed upon by the parties (and the parties shall act reasonably and in good faith in negotiating all such terms) and such Change Order is signed by an authorized representative of each party. Each Change Order shall be incorporated as an amendment to this Agreement.

               6.03. IMPSAT may seek a Change Order for any change, after the date hereof, of any law (except those, and to the extent, affecting only Taxes or wages) which, with respect to the Constructed Segments only, requires a change in the Work or affects the costs (other than wages) incurred or to be incurred by IMPSAT or any combination of the foregoing and SAC shall agree to any such change in Work as may be required and to an equitable adjustment to the Fee. As of the date hereof, neither party has actual knowledge of any proposed change in any law that would require a change in the Work.

                                   ARTICLE 7.

                                      TERM

               7.01. (a) The grant of the IRUs hereunder in the SAC IRU Duct and the SAC IRU Associated Properties shall become effective on the first day when both (i) the Date of Provisional Acceptance with respect to the SAC IRU Segment has occurred and (ii) IMPSAT Argentina has received payment in full of the IMPSAT Argentina Fee with respect to the SAC IRU Segment in accordance with
Article 3. Subject to the provisions of Article 10, such grant shall extend for a period ending twenty-five (25) years after the Date of Provisional Acceptance of the SAC IRU Segment.

               (b) The grant of the IRUs hereunder in the IMPSAT IRU Duct and the IMPSAT IRU Associated Properties shall become effective on the first day when both (i) the Date of Provisional Acceptance with respect to the IMPSAT IRU Segment has occurred and (ii) SAC has received payment in full of the IMPSAT IRU Fee with respect to the IMPSAT IRU Segment in accordance with Section 2.02. Subject to the provisions of Article 10, such grant shall extend for a period ending twenty-five (25) years after the Date of Provisional Acceptance of the IMPSAT IRU Segment.

               (c) Upon the expiration of the period referred to in Section 7.01(a) (or upon any earlier termination of the IRUs referred to therein except for default on the part of SAC), SAC shall have the option, exercisable on thirty (30) days' prior written notice to IMPSAT (i) if IMPSAT shall thereafter continue to own and operate the IMPSAT System, to renew the IRUs hereunder for a period equal to the lesser of the remaining useful life of the SAC IRU Duct and the SAC IRU Associated Properties and the period during which IMPSAT continues to operate the IMPSAT System, and (ii) if IMPSAT will not thereafter own or operate the IMPSAT System, to purchase the SAC IRU Duct and the SAC IRU
Associated Properties, in either case upon payment of US$[   ]. If the IRUs
hereunder shall be renewed as aforesaid, SAC shall pay [   ] of the cost of any
related required IMPSAT Permits for the renewal period, subject otherwise to the provisions of Article 10. SAC shall execute (and, to the extent necessary, record, at its own expense) instruments reasonably required by IMPSAT at the expiration or termination of the Term of the SAC IRU Duct and the SAC IRU Associated Properties to clear from IMPSAT's title to IMPSAT's property any leasehold interest, license, or other possessory or nonpossessory estate, right or interest that SAC (or persons claiming through SAC) might have or claim under this Agreement.

               (d) Upon the expiration of the period referred to in Section 7.01(b) (or upon any earlier termination of the IRUs referred to therein except for default on the part of IMPSAT), IMPSAT shall have the option, exercisable on thirty (30) days' prior written notice to SAC, (i) if SAC shall thereafter continue to own and operate TAC, to renew the IRUs hereunder for a period equal to the lesser of the remaining useful life of the IMPSAT IRU Duct and the IMPSAT IRU Associated Properties and the period during which SAC continues to operate the IMPSAT IRU Segment, and (ii) if SAC will not thereafter own or operate the IMPSAT IRU Segment, to purchase the IMPSAT IRU Duct and the IMPSAT IRU
Associated Properties, in either case upon payment of US$[   ]. If the IRUs
hereunder shall be renewed as aforesaid, IMPSAT shall pay [   ] of the cost of
any related required SAC Permits for the renewal period, subject otherwise to the provisions of Article 10. IMPSAT shall execute (and, to the extent necessary, record, at its own expense) instruments reasonably required by SAC at the expiration or termination of the Term of the IMPSAT IRU Duct and the IMPSAT IRU Associated Properties to clear from SAC's title to SAC's property any leasehold interest, license, or other possessory or nonpossessory estate, right or interest that IMPSAT (or persons claiming through IMPSAT) might have or claim under this Agreement.

               (e) The IRU periods set forth in the immediately preceding paragraphs (a), (b), (c)(i) and (d)(i) shall, collectively with respect to the IRU to which they apply, be referred to as the "Term."

               7.02. It is understood and agreed that, except for the Owned Ducts and the Owned Associated Properties, IMPSAT shall maintain legal title to the entire IMPSAT System, the SAC IRU Duct and the SAC IRU Associated Properties subject to the SAC IRU hereunder.

               7.03. It is understood and agreed that, except for the SAC IRU Duct and the SAC IRU Associated Properties, SAC shall maintain legal title to the entire TAC, the IMPSAT IRU Duct and the IMPSAT IRU Associated Properties subject to the IMPSAT IRU hereunder.

                                   ARTICLE 8.

                                   OPERATIONS

               8.01. SAC acknowledges and agrees that IMPSAT is not obligated to supply to SAC any cable or opto-electronics or electronics or optical or electrical equipment with respect to TAC, all of which are the sole responsibility of SAC; nor is IMPSAT responsible for performing any Work or providing any facilities with the respect to the foregoing, including without limitation, monitoring and testing equipment, unless expressly specified herein. IMPSAT acknowledges and agrees that SAC is not obligated to supply to IMPSAT any cable or opto-electronics or electronics or optical or electrical equipment with respect to the IMPSAT IRU Segment, all of which are the sole responsibility of IMPSAT; nor is SAC responsible for performing any work or providing any facilities with the respect to the foregoing, including without limitation, monitoring and testing equipment.

               8.02. The IRU granted to SAC hereunder shall include the right at SAC's sole cost to install additional equipment, or replace existing equipment, in the Regeneration and OpAmp Facilities along the SAC IRU Segment provided to SAC pursuant to Section 4.02(b), subject to the provisions of Section 4.02(b) and to compliance with the terms of the related IMPSAT Permits obtained and maintained by IMPSAT as required hereby.

               8.03. The IRU granted to IMPSAT hereunder shall include the right at IMPSAT's sole cost to install additional equipment, or replace existing equipment, in the Regeneration and OpAmp Facilities along the IMPSAT IRU Segment provided to IMPSAT pursuant to Section 4.02(c), subject to the provisions of
Section 4.02(c) and to compliance with the terms of the related SAC Permits obtained and maintained by SAC as required hereby.

                                   ARTICLE 9.

                        MAINTENANCE AND REPAIR OF THE TAC

               9.01. Beginning on the Date of Provisional Acceptance of each Segment, (i) IMPSAT Argentina shall provide the maintenance services set forth in Exhibit 7 (the "Maintenance Services") with respect to the portions of such Segment located in Argentina and (ii) IMPSAT Chile shall provide the Maintenance Services with respect to the portions of such Segment located in Chile. TAC shall be maintained throughout the Term in accordance with the procedures set forth in Exhibit 7 and the Design Specifications, provided that the parties' respective obligations under this Article 9 and related provisions hereunder with respect to the Segments between Buenos Aires and Las Toninas and Santiago
and Algarrobo shall have a term of [   ].

               9.02. (a) SAC agrees to pay to IMPSAT Argentina or IMPSAT Chile, as applicable, the following annual amounts for the Maintenance Services (the "Recurring Service Charge"):

Owned Ducts/Owned Associated Properties

        Las Toninas - Buenos Aires (IMPSAT Argentina)                     $[   ]

        Mendoza - Border of Argentina and Chile (IMPSAT Argentina)        $[   ]

        Border of Argentina and Chile -Santiago (IMPSAT Chile)            $[   ]

        Santiago - Algarrobo (IMPSAT Chile)                               $[   ]

        Total                                                             $[   ]

SAC IRU Duct/SAC IRU Associated Properties (IMPSAT Argentina)             $[   ]


The above amounts are based on [   ]. Such amounts shall be payable in advance
in quarterly installments within [   ] following the commencement of each
calendar quarter after the Date of Provisional Acceptance of the respective Segment. If the respective Date of Provisional Acceptance does not occur at the beginning of a calendar quarter, such payment shall be prorated based on the number of calendar days remaining in the then current calendar quarter and paid
within [   ] following such Date of Provisional Acceptance.

               (b) The Recurring Service Charge shall be reviewed and agreed on each second anniversary of the Date of Provisional Acceptance of the first Segment to be completed to account for system augments by SAC and inflationary effects.

               (c) IMPSAT Argentina hereby agrees to pay to [   ] of the cost of
maintenance incurred by SAC with respect to the portion of the Mendoza-Santiago
Segment located in Argentina. IMPSAT Chile hereby agrees to pay to SAC [   ] of
the cost of
maintenance incurred by SAC with respect to the portion of the Mendoza-Santiago Segment located in Chile.

               9.03. In the event of a fault, SAC shall immediately notify IMPSAT of the occurrence thereof. IMPSAT shall use its reasonable best efforts to cause such fault to be repaired and service to be restored within the respective periods therefor set forth in Exhibit 7.

               9.04. [   ]


               9.05. IMPSAT shall be responsible for preventive maintenance in respect of TAC in accordance with Exhibit 7.

               9.06. IMPSAT may subcontract testing, maintenance, repair, restoration, relocation, or other operational and technical services it is obligated to provide hereunder; provided, however, such subcontracting shall not relieve IMPSAT of any obligations under this Agreement, including without limitation all DMOQs. Prior to engaging any such Subcontractor, IMPSAT shall provide to SAC the name of such proposed Subcontractor and other information reasonably requested by SAC. Within 30 days after receipt of such information, SAC may object to the engagement of any Subcontractor, but only on the basis that a proposed Subcontractor does not possess the necessary technical capabilities or resources to perform the tasks proposed to be performed by such Subcontractor. If SAC has not objected in writing to the use of any Subcontractor within 30 days after receipt of such information, then SAC shall be deemed to have consented to the use of such Subcontractor.

               9.07. When restoring a cut cable in an IRU Segment, the parties agree to work together to restore all traffic as quickly as possible. IMPSAT, promptly upon arriving on the site of the cut, shall determine the course of action to be taken to restore the cable and shall begin restoration efforts.
IMPSAT shall [   ].

                                  ARTICLE 10.

                              PERMITS; RELOCATIONS

               10.01. Upon written request of IMPSAT or SAC, as the case may be, the other party shall reasonably cooperate with and assist the requesting party to obtain all IMPSAT Permits or SAC Permits, as the case may be, to the extent that the other party's cooperation and assistance are necessary for the requesting party to expeditiously and cost-efficiently obtain such Permits. Each party agrees to respond reasonably promptly to any such request from the other party. Further, each party agrees that it will not impede or interfere with the other party's abilities to perform its obligations hereunder. Upon notice from IMPSAT or SAC, as the case may be, with respect to an IMPSAT Permit or a SAC Permit, respectively, or receipt by IMPSAT or SAC, as the case may be, of a copy of a SAC Permit or an IMPSAT Permit, respectively, IMPSAT or SAC, as the case may be, shall fulfill all conditions of such Permit and perform all responsibilities thereunder, except to the extent that such conditions or responsibilities are those of the other party hereunder. Each party will inform the other party as to any such conditions or responsibilities that are not ordinary and routine (based on industry standards). Each party (and its representatives and legal counsel) may, at its sole option, participate with the other party in the process of obtaining any Permits to the extent it deems reasonably necessary; provided that any such participation shall not relieve or alter any of the parties' obligations under this Agreement with respect to obtaining all Permits and shall not, by itself, be deemed to impede or interfere with such parties' obligations with respect thereto.

               10.02. IMPSAT shall have the responsibility for obtaining, at IMPSAT's sole cost and expense, all IMPSAT Permits (on SAC's behalf with the respect to the Constructed Segments). Subject to the third to last sentence of this paragraph, IMPSAT will cause all IMPSAT Permits with respect to the Constructed Segments, ultimately required to be held by SAC but not initially issued in the name of SAC to be assignable or issued to SAC, and to be assigned or issued to SAC at the time title to any Constructed Segment must be
transferred to SAC pursuant to this Agreement. [   ] Subject to the third to
last sentence of this paragraph, IMPSAT shall be responsible to pay any transfer and/or issuance fees in connection with any such assignment or issuance. SAC shall be responsible for payment of all IMPSAT Permit fees and other costs and expenses due with respect to any IMPSAT Permit after the Date of Provisional Acceptance of any Segment (except for any of the foregoing assignment or
issuance fees that are to be paid by IMPSAT); provided, however, that [   ].
Notwithstanding the foregoing provisions of this Section 10.02, if prior to the Date of Provisional Acceptance of a Constructed Segment, the applicable governmental authority or private entity () has not granted its approval for IMPSAT to assign, transfer or issue any IMPSAT Permit to SAC, or () would require either (A) aggregate incremental payments in excess of the amount payable by an entity holding permits, licenses or other authorizations of the type then held by IMPSAT to be made in connection with such assignment, transfer
or issuance, which excess SAC shall not have agreed to pay, or (B) [   ], then,
in either case, in lieu of title to such Constructed Segment or portion thereof, IMPSAT shall grant to SAC, at no additional cost, an IRU hereunder to such Constructed Segment or portion thereof on the same terms as the IRU of the SAC IRU Segment, for the shorter of (x) the Term originally in effect, and (y) the period until such IMPSAT Permits may be transferred, assigned or issued to SAC without payment of such excess costs. In the event that, in lieu of title to the Mendoza-Santiago Segment or portion thereof, IMPSAT shall grant to SAC an IRU in such Segment or portion thereof pursuant to the immediately preceding sentence, the terms of the IRU to be granted by SAC to IMPSAT hereunder with respect to the IMPSAT IRU Duct and the IMPSAT IRU Associated Properties shall be adjusted accordingly, but without affecting the IMPSAT IRU Fee. Promptly after the applicable governmental authority or private entity grants its approval for the assignment, transfer or issuance of any IMPSAT Permit to SAC without payment of such excess costs, the parties shall effect the transfer of title to such Constructed Segment or portion thereof to SAC.

               10.03. Within 30 days after the date of execution of this Agreement, IMPSAT will prepare and deliver to SAC a detailed list of IMPSAT Permits that to its knowledge are required to be obtained under current law in order to complete the Work and shall update such list from time to time if it becomes aware of changes in IMPSAT Permit requirements. Such list, as updated from time to time, shall set forth the projected dates of filing for such IMPSAT Permits and an estimate of when such IMPSAT Permits are expected to be obtained. Without limiting IMPSAT's liabilities in respect of Section 10.02, IMPSAT shall have no liability in respect of the accuracy of the information furnished under this Section 10.03, except in the case of gross negligence or willful misconduct.

               10.04. With respect to IMPSAT Permits relating to ownership, operation and maintenance of the SAC IRU Segment, IMPSAT shall either require that the initial stated term of each such IMPSAT Permit be for a period that does not expire, in accordance with its ordinary terms, prior to the last day of the Term then in effect or, if the initial stated term of any such IMPSAT Permit expires, in accordance with its ordinary terms, on a date earlier than the last day of the Term then in effect, IMPSAT shall, at its cost, exercise any renewal rights thereunder, or otherwise acquire such extensions, additions and/or replacements as may be necessary, in order to cause the stated term thereof to be continued until a date that is not earlier than the last day of the Term then in effect. The parties acknowledge and agree that (subject to the second to last sentence of Section 7.01(c) and the parenthetical sentence in Section 10.02) the Fee includes the IMPSAT Permits for the Term originally in effect and that, except to the extent otherwise provided in this Agreement, any further payments required to renew or maintain the IMPSAT Permits shall be for the sole account of IMPSAT.

               10.05. SAC shall have the responsibility for obtaining, at SAC's sole cost and expense, all SAC Permits. SAC shall either require that the initial stated term of each such SAC Permit be for a period that does not expire, in accordance with its ordinary terms, prior to the last day of the Term or, if the initial stated term of any such SAC Permit expires, in accordance with its ordinary terms, on a date earlier than the last day of the Term, SAC shall, at its cost, exercise any renewal rights thereunder, or otherwise acquire such extensions, additions and/or replacements as may be necessary, in order to cause the stated term thereof to be continued until a date that is not earlier than the last day of the Term. The parties acknowledge and agree that (subject to the second to last sentence of Section 7.01(d)) the IMPSAT IRU Fee includes the SAC Permits for the Term and that any further payments required to renew or maintain the SAC Permits shall be for the sole account of SAC.

               10.06. If, after the Date of Provisional Acceptance with respect to the SAC IRU Segment, (i) IMPSAT is required by a third party with legal authority to so require or by the loss of an IMPSAT Permit to relocate any portion of the SAC IRU Segment, including any of the facilities used or required in providing the IRU in the SAC IRU Segment, or (ii) IMPSAT determines in its sole discretion to effect such a relocation, IMPSAT shall proceed with such relocation, and shall have the right, in good faith, to reasonably determine the extent of, the timing of, and methods to be used for such relocation; provided that (a) any such relocation shall be constructed and tested in accordance with the Acceptance Criteria, (b) if the relocation is at IMPSAT's determination, it shall not adversely affect in any material respect the operations, performance, or endpoints of the SAC IRU Segment and (c) IMPSAT shall have obtained SAC's prior consent to such relocation (not to be unreasonably withheld).

               10.07. If, after the Date of Provisional Acceptance with respect to the IMPSAT IRU Segment, (i) SAC is required by a third party with legal authority to so require or by the loss of a SAC Permit to relocate any portion of the IMPSAT IRU Segment, including any of the facilities used or required in providing the IRU in the IMPSAT IRU Segment, or (ii) SAC determines in its sole discretion to effect such a relocation, SAC shall proceed with such relocation, and shall have the right, in good faith, to reasonably determine the extent of, the timing of, and methods to be used for such relocation; provided that (a) if the relocation is at SAC's determination, it shall not adversely affect in any material respect the operations, performance, or endpoints of the IMPSAT IRU Segment and (b) SAC shall have obtained IMPSAT's prior consent to such relocation (not to be unreasonably withheld).

               10.08. In the case of any relocation under Section 10.06 required by a third party with the power to so require (not due to any violation of law or term of an IMPSAT Permit by IMPSAT), SAC shall reimburse IMPSAT for SAC's proportionate share of the reasonable costs of relocation of any portion of the SAC IRU Segment relocated under Section 10.06.

               10.09. In the case of any relocation under Section 10.07 required by a third party with the power to so require (not due to any violation of law or term of a SAC Permit by SAC), IMPSAT shall reimburse SAC for IMPSAT's proportionate share of the reasonable costs of relocation of any portion of the IMPSAT IRU Segment relocated under Section 10.07.

               10.10. If any party determines in its sole discretion to effect a relocation under Section 10.06 or 10.07 (as the case may be), such party shall be solely responsible for the costs associated with such relocation.

               10.11. Upon IMPSAT's written request, SAC shall deliver to IMPSAT updated As-Builts with respect to the IMPSAT IRU Segment relocated under Section
10.07 within ninety (90) days following the completion of such relocation. Upon SAC's written request, IMPSAT shall deliver to SAC updated As-Builts with respect to the SAC IRU Segment relocated under Section 10.06 within ninety (90) days following the completion of such relocation.

                                  ARTICLE 11.

                               USE OF THE SEGMENTS

               11.01. The requirements, restrictions, and/or limitations upon the parties' right to use the IRU Ducts and the IRU Associated Properties as provided under this Agreement and as imposed under, and associated with safety, operational and other rules and regulations imposed in connection with, the Permits are referred to collectively as the "Underlying Rights Requirements."

               11.02. Each party shall use its respective IRU Duct and IRU Associated Properties in compliance with and subject to the Underlying Rights Requirements and all applicable government codes, ordinances, laws, rules and regulations.

               11.03. Subject to the provisions of Article 24 and this Article 11, SAC may use the Ducts and the Associated Properties to provide fiber optic telecommunications services and to sell capacity, and dark fiber, to other persons and as a portion of the Network. SAC agrees and acknowledges that it has no right to use any of the ducts, other than the SAC IRU Duct, included in the SAC IRU Segment. SAC shall keep any and all parts of the IMPSAT System along the SAC IRU Segment free from any liens, rights or claims of any third party attributable to SAC, and IMPSAT shall keep SAC's property in the SAC IRU Duct and SAC's property in the SAC IRU Associated Properties free from any liens, rights or claims of any third party attributable to IMPSAT, except as provided in Section 24.03. Nothing contained in this paragraph shall limit SAC's right to subject its own property and equipment in the SAC IRU Duct and the SAC IRU Associated Properties to any liens, rights or claims of any third party.

               11.04. Subject to the provisions of Article 24 and this Article 11, IMPSAT may use the IMPSAT IRU Duct and the IMPSAT IRU Associated Properties to provide telecommunications services and to sell capacity, and dark fiber, to other persons and as a portion of a fiber optic telecommunications system. IMPSAT agrees and acknowledges that it has no right to use any of the ducts, other than the IMPSAT IRU Duct, included in the IMPSAT IRU Segment. IMPSAT shall keep any and all parts of TAC along the IMPSAT IRU Segment free from any liens, rights or claims of any third party attributable to IMPSAT, and SAC shall keep IMPSAT's property in the IMPSAT IRU Duct and IMPSAT's property in the IMPSAT IRU Associated Properties free from any liens, rights or claims of any third party attributable to SAC. Nothing contained in this paragraph shall limit IMPSAT's right to subject its own property and equipment in the IMPSAT IRU Duct and the IMPSAT IRU Associated Properties to any liens, rights or claims of any third party.

               11.05. SAC shall not use, or permit to be used, TAC in a way which physically interferes in any material way with or materially and adversely affects the use of the IMPSAT System by any other person including, without limitation, IMPSAT, it being expressly acknowledged that the IMPSAT System includes or will include other participants, including IMPSAT and other owners and holders of dark fiber, or other interests and telecommunication system operations. IMPSAT shall not use, or permit to be used, the IMPSAT System in a way that physically interferes with in any material way or materially and adversely affects SAC's use of the SAC IRU Segment pursuant to this Agreement. IMPSAT may comply with the obligations in the foregoing sentence by obtaining a similar agreement from any person that acquires the right to use fibers in the IMPSAT System after the date hereof, which agreement shall provide that other users of the IMPSAT System (including SAC) are intended third party beneficiaries thereof. Such an agreement will satisfy IMPSAT's obligations under this Section 11.05.

               11.06. IMPSAT shall not use, or permit to be used, the IMPSAT IRU Segment in a way which physically interferes in any material way with or materially and adversely affects the use of TAC by any other person including, without limitation, SAC it being expressly acknowledged that TAC includes or may include other participants, including SAC and other owners and holders of dark fiber, or other interests and telecommunication system operations. SAC shall not use, or permit to be used, TAC in a way that physically interferes with in any material way or materially and adversely affects IMPSAT's use of the IMPSAT IRU Segment pursuant to this Agreement. SAC may comply with the obligations in the foregoing sentence by obtaining a similar agreement from any person that acquires the right to use fibers in TAC after the date hereof, which agreement shall provide that other users of TAC (including IMPSAT) are intended third party beneficiaries thereof. Such an agreement will satisfy SAC's obligations under this Section 11.06.

               11.07. SAC and IMPSAT each agree to cooperate with and support the other in all reasonable respects in complying with any requirements applicable to their respective rights and obligations hereunder by any governmental or regulatory agency or authority.

                                   ARTICLE 12.

                                 INDEMNIFICATION

               12.01. SAC agrees to indemnify and hold harmless IMPSAT and its Affiliates and their respective officers, directors, employees, agents and representatives from and against any loss, damage, expense, liability, claim or cost arising out of, related to or in connection with: (i) any physical damage to the IMPSAT System to the extent arising out of or resulting from the acts or omissions of SAC; (ii) any breach or violation by SAC of applicable law or governmental regulation or other statute, rule or regulation issued by an applicable regulatory authority; (iii) any claim of whatever nature by third parties in respect of acts or omissions by SAC, in each case within its reasonable control; and (iv) SAC's or any third party's use, maintenance, repair or replacement of the IMPSAT IRU Segment (other than the IMPSAT IRU Duct and the IMPSAT IRU Associated Properties) and any equipment located therein.

               12.02. IMPSAT agrees to indemnify and hold harmless SAC and its Affiliates and their respective officers, directors, employees, agents and representatives from and against any loss, damage, expense, liability, claim or cost arising out of, related to or in connection with: (i) any physical damage to the Constructed Segments to the extent arising out of or resulting from the acts or omissions of IMPSAT, (ii) any breach or violation by IMPSAT of applicable law or governmental regulation or other statute, rule or regulation issued by any applicable regulatory authority; (iii) third party claims in respect of acts or omissions by IMPSAT, in each case within its reasonable control; and (iv) IMPSAT's or any third party's installation, construction, use, maintenance, repair or replacement of the IMPSAT System (other than the SAC IRU Duct and the SAC IRU Associated Properties) and any equipment located therein.

                                  ARTICLE 13.

                               LIABILITY; WARRANTY

               13.01. NOTWITHSTANDING ANY PROVISION OF THIS AGREEMENT TO THE CONTRARY, NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY OR ANY OF ITS DIRECTORS, OFFICERS, EMPLOYEES OR AGENTS FOR ANY SPECIAL, INCIDENTAL, INDIRECT, PUNITIVE OR CONSEQUENTIAL DAMAGES, WHETHER FORESEEABLE OR NOT, ARISING OUT OF, OR IN CONNECTION WITH, SUCH PARTY'S FAILURE TO PERFORM ITS RESPECTIVE OBLIGATIONS OR BREACH OF ITS RESPECTIVE REPRESENTATIONS HEREUNDER, INCLUDING, BUT NOT LIMITED TO, LOSS OF USE, PROFITS OR REVENUE, COST OF CAPITAL, COST OF REPLACEMENT SERVICES OR RESTORATION (WHETHER ARISING OUT OF TRANSMISSION INTERRUPTIONS OR PROBLEMS, ANY INTERRUPTION OR

DEGRADATION OF SERVICE OR OTHERWISE), OR CLAIMS OF CUSTOMERS, IN EACH CASE WHETHER OCCASIONED BY ANY CONSTRUCTION, RECONSTRUCTION, RELOCATION, REPAIR OR MAINTENANCE PERFORMED BY, OR FAILED TO BE PERFORMED BY, THE OTHER PARTY OR ANY OTHER CAUSE WHATSOEVER, WHETHER ARISING UNDER CONTRACT OR TORT, INCLUDING BREACH OF CONTRACT, BREACH OF WARRANTY, ACTIVE, PASSIVE OR IMPUTED NEGLIGENCE, OR STRICT LIABILITY, ALL CLAIMS WITH RESPECT TO WHICH SUCH SPECIAL, INCIDENTAL, INDIRECT, PUNITIVE OR CONSEQUENTIAL DAMAGES ARE HEREBY SPECIFICALLY AND EXPRESSLY DISCLAIMED, EXCLUDED AND WAIVED.

               13.02. EXCEPT TO THE EXTENT SET FORTH IN THE NEXT SUCCEEDING SENTENCE AND IN SECTION 18.05, IMPSAT'S MAXIMUM AGGREGATE LIABILITY TO SAC HEREUNDER, WHETHER ARISING UNDER TORT, CONTRACT OR ANY OTHER LEGAL OR EQUITABLE
THEORY, SHALL NOT EXCEED [                                    ]. THE FOREGOING
LIMITATION SHALL NOT APPLY TO CLAIMS FOR GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

               13.03. IMPSAT warrants that the Work in each Segment will strictly comply with the Design Specifications and that the entire length of Trans-Andean Crossing, including any maintenance spares provided by IMPSAT, shall be free from defects in construction, supplies, workmanship and design for
a period of [   ] commencing from the Date of Provisional Acceptance of each
Segment (the "Warranty Period").


               (a) During the Warranty Period, IMPSAT shall make good, by repair or replacement, at its sole option, any defects in TAC, including any maintenance spares provided by IMPSAT, which may become apparent or be discovered due to imperfect workmanship, faulty design or faulty material supplied by IMPSAT, or any act, neglect or omission on IMPSAT's part.

               (b) If at any time within the Warranty Period any defect occurs which causes TAC to fail to meet the Acceptance Criteria, IMPSAT shall repair or replace such part or parts. In making such repairs, IMPSAT may make changes to TAC or substitute equipment of later or comparable design, provided the changes, modifications, or substitutions under normal and proper use do not cause TAC to fail to meet the Acceptance Criteria. In the event IMPSAT fails to make the repair pursuant to this Article 13, to provide the Maintenance Services pursuant to Article 9 or to make reasonable efforts to minimize the period that TAC is out of service for repairs, SAC may itself make the repair or dispatch any other person to make the repair, and IMPSAT shall reimburse SAC for all costs of such repair. Any repair by SAC or any person dispatched by SAC shall not in any way diminish IMPSAT's obligations under this Article 13 or Article 9.

               (c) IMPSAT shall use reasonable efforts to minimize the period of time that any Segment or TAC is out of service for testing and repair. SAC agrees to cooperate with IMPSAT to facilitate IMPSAT's repair activity.

               (d) Any equipment discovered to be defective or faulty and recovered during a warranty repair shall be returned to IMPSAT at its request.

               (e) IMPSAT shall bear the costs of each repair or replacement required during the Warranty Period.

               (f) IMPSAT shall effect all warranty repairs of TAC and shall supply all necessary repair materials.

               (g) IMPSAT warrants that services furnished hereunder will be performed in a workmanlike manner using materials free from defects except when such materials are provided by SAC (it being understood that all materials arranged for by IMPSAT, whether or not purchased or otherwise arranged for in the name of SAC, are not materials provided by SAC). If such services prove to be not so performed and SAC notifies IMPSAT within six (6) months after the completion of the service, or before the end of the Warranty Period, whichever is later, IMPSAT will promptly correct the defect.

               (h) Any part which replaces a defective part during the applicable Warranty Period shall be subject to the warranties hereunder for the remaining Warranty Period of the part which was replaced, or, if longer, for six months from the date of replacement.

               13.04. IMPSAT shall, in accordance with its normal operating practices, investigate any defective part or parts repaired or replaced pursuant to the terms of this Agreement to determine the type of defect and the cause of failure of the part or parts. IMPSAT shall provide a written report to SAC on the results of the investigation, if any.

               13.05. Subject to the provisions of Section 13.06, from the Date
of Provisional Acceptance of each Segment until the date which is [   ] after
the Date of Provisional Acceptance of such Segment (the "Design Life Period"), IMPSAT warrants that each Segment and TAC shall be designed so that during the Design Life Period no pattern of failure shall develop in the Ducts, the Regeneration and OpAmp Facilities or the manholes and handholes associated therewith that, because of the number or nature of such failures, causes such Segment to become unusable for its intended purpose (the "Design Life Warranty"). In the event TAC is not so designed as provided in the first sentence of this Section, IMPSAT shall make such repairs or replace such parts as may be necessary to correct such deficiency. IMPSAT shall bear the costs of all repairs and parts and necessary to effect such repairs and replacements.

               13.06. [   ]


               13.07. In addition to the warranties provided to SAC pursuant to Sections 13.03 and 13.05, IMPSAT shall (i) [

                                      ], (ii) provide SAC with copies of all
manufacturer's, vendor's, contractor's or other warranties applicable to the Duct and Regeneration and OpAmp Facilities within each Segment, (iii) use its reasonable best efforts to cause all such warranties to be in effect for at
least [   ] after the Date of Provisional Acceptance for such Segment, (iv) [
                                                                    ], assign
all such warranties with respect to the Duct and Regeneration and OpAmp Facilities to SAC on or prior to the Date of Provisional Acceptance of such
Segment, and (v) [                           ] IMPSAT shall pursue all remedies
against such manufacturers, contractors or vendors on behalf of SAC and other Persons having the right of use of the IMPSAT System, and IMPSAT shall reimburse SAC for any repair costs SAC has incurred as a result of any breach of warranty to the extent the manufacturer, contractor or vendor pays such costs.

               13.08. The warranties provided above in Sections 13.03, 13.05 and
13.07 by IMPSAT shall not apply to defects or failures of performance, which result from damage caused by acts of SAC or its agents, employees or representatives or (after Provisional Acceptance with respect to a Segment or TAC, as the case may be) third parties (other than IMPSAT or its agents), or which result from modifications, misuse, neglect, accident or abuse, repair, storage or maintenance by SAC or its agents, employees or representatives or (after Provisional Acceptance with respect to a Segment or TAC, as the case may be) third parties (other than IMPSAT or its agents).

               13.09. THE FOREGOING WARRANTIES ARE EXCLUSIVE AND ARE IN LIEU OF ALL OTHER EXPRESS AND IMPLIED WARRANTIES INCLUDING, BUT NOT LIMITED TO, WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE WHICH ARE SPECIFICALLY DISCLAIMED. SAC'S SOLE AND EXCLUSIVE REMEDY WITH RESPECT TO DEFECTS IN TAC COVERED BY THE FOREGOING WARRANTIES SHALL BE IMPSAT'S OBLIGATION TO MAKE REPAIRS OR REPLACEMENTS AS SET FORTH IN THIS ARTICLE; PROVIDED, THAT IMPSAT'S FAILURE TO SO PERFORM SHALL BE SUBJECT TO ARTICLE 18 HEREOF.

                                   ARTICLE 14.

                                    INSURANCE

               14.01. During the construction period with respect to any Segment, and until the transfer of title (or an IRU, as the case may be) and risk of loss to such Segment shall have passed to SAC, IMPSAT shall procure and maintain in force the following insurance coverage from insurance companies covering the jurisdiction where the construction will be performed:

               (a) not less than US$[   ] combined single-limit liability
insurance, on an occurrence basis, for personal injury and property damage, including, without limitation, liability for completed operations, which insurance shall name SAC as additional insured hereunder;

               (b) comprehensive automobile liability insurance covering all vehicles and vehicular equipment owned, hired, or in the custody and control of IMPSAT and complying with
all applicable legislation with limits not less than U.S.$[   ] for cars and
U.S.$[   ] for construction equipment combined single limit for the death or
injury of any person per accident, and not less than U.S.$[   ] for the loss or
damage to property resulting from any one accident;

               (c) workers' compensation insurance or similar statutory workers' coverage in amounts required by applicable law and employers' liability
insurance with a limit of at least US$[   ] per occurrence; and

               (d) any other insurance coverages required pursuant to IMPSAT's right of way agreements with railroads or other third parties. IMPSAT shall require its Subcontractors who are engaged in connection with the construction of TAC to maintain insurance in the types and amounts as would be obtained by a prudent person to provide adequate protection against loss. In all circumstances, IMPSAT shall require its Subcontractors to carry a minimum of
US$[   ] in commercial general liability coverage.

               14.02. Following the date on which the transfer of an IRU and risk of loss to any IRU Segment shall have passed to SAC or IMPSAT (as the case may be), and throughout the remaining Term of this Agreement with respect to such IRU Segment, each party shall procure and maintain in force, at its own expense:

               (a) not less than US$[   ] combined single limit liability
insurance, on an occurrence basis, for personal injury and property damage, including, without limitation, injury or damage arising from the operation of vehicles or equipment and liability for completed operation, which insurance shall name the other party as additional insured hereunder;

               (b) comprehensive automotive liability insurance covering all vehicles and vehicular equipment owned, hired or in the custody of such party and complying with all applicable legislation with limits not less than U.S.$[
] for cars and U.S.$[   ] for construction equipment combined single limit for
the death or injury of any person per accident, and not less than U.S.$[   ] for
the loss or damage to property resulting from any one accident;

               (c) workers' compensation insurance or similar statutory workers' coverage in amounts required by applicable law and employers' liability
insurance with a limit of at least US$[   ] per occurrence; and

               (d) any other insurance coverages specifically required of such party pursuant to IMPSAT's right of way agreements with railroads or other third parties.

               14.03. Both parties expressly acknowledge that a party shall be deemed to be in compliance with the provisions of this Article 14 to the extent it maintains an approved self-insurance program providing for a retention and deductibles in an amount that prudent companies of similar size and nature would maintain. If either party provides any of the foregoing coverages on a claims-made basis, such policy or policies shall be for at least a three-year extended reporting or discovery period. Unless otherwise agreed, each party's insurance policies shall be obtained with companies of good financial standing. Each party shall provide the other with an insurance certificate confirming compliance with the requirements of this

Article 14. Such insurance certificates shall provide for at least [   ] prior
written notice of cancellation or material change to the other party.

               14.04. In the event either party fails to obtain the required insurance and a claim is made or suffered, such party shall indemnify and hold harmless the other party from any and all claims for which the required insurance would have provided coverage. In the event of any such failure which
continues after [   ] written notice thereof by the other party, such other
party may, but shall not be obligated to, obtain such insurance and will have the right to be reimbursed for the cost of such insurance by the party failing to obtain such insurance.

               14.05. Each party shall obtain from the insurance companies providing the coverages required by this Agreement the permission of such insurers to allow each party to waive all rights of subrogation and each party does hereby waive all rights of said insurance companies to subrogation against the other party, its parent corporation, Affiliates, subsidiaries, assignees, officers, directors, and employees or any other party entitled to indemnity under this Agreement.

                                  ARTICLE 15.

                 TAXES, FEES AND OTHER GOVERNMENTAL IMPOSITIONS

               15.01. The provisions of this Section 15.01 shall apply only with respect to the construction phase of TAC and payment of the Recurring Service Charge pursuant to Article 9.

               (a) The Fee and the Recurring Service Charge exclude any Tax. The Fee and the Recurring Service Charge shall without duplication be adjusted for any Tax imposed on or in connection with this Agreement including, without limitation, the execution and delivery of this Agreement and the Work to be performed hereunder, but excluding any IMPSAT Excluded Taxes (any such Taxes, other than IMPSAT Excluded Taxes, are hereinafter referred to as "SAC Contract Taxes"). IMPSAT shall be responsible for any IMPSAT Excluded Tax incurred by IMPSAT. With respect to the Recurring Service Charge, IMPSAT Excluded Tax shall include ingresos brutos under Argentine or Chilean law, and IMPSAT shall be responsible for payment of all ingresos brutos under Argentine or Chilean law in connection with the Recurring Service Charge.

               (b) SAC will be ultimately responsible for the payment of all SAC Contract Taxes (including, without limitation, SAC Contract Taxes that are VAT, ingresos brutos under Argentine or Chilean law (with respect to the Fee only), octroi duties relating to contract items and fiscal stamps, etc. connected with contract legalizations to the authorities in their countries). In the case of any SAC Contract Taxes paid by IMPSAT, IMPSAT shall submit payment on SAC's behalf and IMPSAT will be reimbursed by SAC.

               (c) IMPSAT agrees to use commercially reasonable efforts, including, without limitation, by registering for VAT and any applicable sales Taxes in any country, state or other jurisdiction where legally required, to cooperate with and assist SAC in its efforts (i) to have supplies which are the subject of this Agreement made exempt from SAC Contract Taxes, whether in the manufacture of the supplies or related to the importation or location or installation of the supplies, (ii) to request revisions, drawbacks, remissions, reclassifications or the like in the jurisdictions identified by SAC; or (iii) to reduce or eliminate SAC Contract Taxes (including the provision of applicable certifications and forms) and to obtain any available refunds of SAC Contract Taxes, provided that IMPSAT shall not be required to act other than in accordance with the relevant laws then in force. SAC shall reimburse IMPSAT, for any costs (including the reasonable fees and expenses of legal counsel, accountants and other advisors) incurred by IMPSAT under this Section 15.01(c), provided that SAC was notified and has consented to the incurrence of such costs, fees and expenses.

               (d) Prior to the Date of Provisional Acceptance with respect to the Santiago- Algarrobo Segment, IMPSAT shall provide evidence of having made all payments for Taxes included in the Fee and the Recurring Service Charge, other than VAT due on payments of the Fee and the Recurring Service Charge made on or after the Date of Provisional Acceptance of the Santiago-Algarrobo Segment, which evidence shall be provided within sixty (60) days after the date of each such payment.

               (e) As part of the Work to be performed by it hereunder, IMPSAT shall obtain at its expense, on SAC's behalf, any import license or other official authorization and carry out all customs formalities necessary for the importation or exportation of goods in connection with such Work. With respect to each Contract Country, SAC agrees to be the importer or exporter of record or designate an importer or exporter of record/consignee on its behalf. SAC must provide a letter of authorization from any third party designate stating it agrees to be the importer or exporter of record on SAC's behalf and identify the name and address of the designated importer or exporter of record.

               (f) If withholding for any Tax is required in respect of any payment to IMPSAT, SAC shall (i) withhold the appropriate amount from such payment and (ii) pay such amount to the relevant authorities in accordance with the applicable laws. In the case of any withholding in respect of a SAC Contract Tax (other than any withholding which would not have been required if IMPSAT had satisfied its other Tax payment obligations), SAC shall pay IMPSAT an additional amount (each such amount, an "Additional Amount") such that the net amount received by IMPSAT is the amount IMPSAT would have received in the absence of such withholding. In such a case, SAC shall provide to IMPSAT, as soon as reasonably practicable, a certified copy of an official tax receipt for any Tax which is retained from any payment due to IMPSAT or for any Tax which is paid on behalf of IMPSAT. All such receipts shall be in the name of IMPSAT. SAC shall not be obligated to pay Additional Amounts if IMPSAT does not accurately and timely provide to SAC or, if required, to the applicable taxing authority, such forms, certifications or other documents as may be requested in timely manner by SAC, which would have allowed it to make payments to IMPSAT without any deduction or withholding on account of withholding Taxes (or at a reduced rate thereof) or to receive a refund of any amounts deducted or withheld on account of withholding Taxes.

               (g) If IMPSAT shall become aware that it is entitled to receive a refund or credit from a relevant taxing or governmental authority in respect of a SAC Contract Tax as to which SAC has paid an additional amount pursuant to
Section 15.01(f) above, IMPSAT shall promptly notify SAC of the availability of such refund or credit and shall, within 30 days after receipt of a request by SAC (whether as a result of notification that it has made to SAC or otherwise), make a claim to such taxing or governmental authority for such refund or credit at SAC's expense. If IMPSAT receives a refund or credit in respect of a SAC Contract Tax as to which SAC has paid an additional amount pursuant to Section 15.01(f) above, or if, as a result of SAC's payment of such additional amounts, IMPSAT or any other subsidiary of IMPSAT Corporation, a Delaware corporation, receives a credit against Taxes imposed on its income or franchise taxes imposed on it by the country under the laws of which it is organized or any political subdivision thereof, IMPSAT shall promptly notify SAC of such refund or credit and shall within 30 days from the date of receipt of such refund or benefit of such credit pay over the amount of such refund or benefit of such credit (including any interest paid or credited by the relevant taxing or governmental authority with respect to such refund or credit) to SAC (but only to the extent of the additional payments made by SAC under Section 15.01(f) above with respect to the SAC Contract Tax giving rise to such refund or credit), net of all out-of-pocket expenses of IMPSAT which it would not have incurred but for the application of this paragraph; provided, however, that SAC, upon the request of IMPSAT agrees to repay the amount paid over to SAC (plus penalties, interest or other charges due to the appropriate authorities in connection therewith) to IMPSAT in the event IMPSAT is required to repay such refund or credit to such relevant authority.

               15.02. Notwithstanding anything to the contrary in this Agreement, IMPSAT and SAC shall each be responsible for payment of any Taxes expressly or implicitly imposed on them based upon gross or net receipts (excluding, except as otherwise provided herein with respect to the Recurring Service Charge, ingresos brutos under Argentine or Chilean law), or gross or net income, due to their respective assets, properties or ownership or use of TAC and/or the IMPSAT System.

               15.03. To the extent VAT applies to all or any part of the purchase of, or acquisition of an IRU in, TAC by SAC or its Affiliates, IMPSAT agrees to issue (or shall cause its Affiliates to issue) to SAC an invoice or invoices which is (are) suitable for presentation to the applicable VAT authorities.

               15.04. The parties acknowledge and agree that it is their mutual objective and intent to (a) minimize, to the extent feasible, the aggregate Taxes payable with respect to the IMPSAT System and TAC and (b) share such Taxes according to their respective interests in the IMPSAT System and TAC, and that they will cooperate with each other in all reasonable respects and coordinate their mutual efforts to achieve such objectives in accordance with the provisions of Sections 15.04 through 15.09.

               15.05. IMPSAT shall be responsible for and shall timely pay any and all Taxes with respect to the construction or operation of the IMPSAT System which Taxes are (a) imposed or assessed prior to the Date of Provisional Acceptance of the SAC IRU Segment or (b) imposed or assessed (regardless of the time) with respect to the IMPSAT System in exchange for the granting of an interest in public real property relating to the IMPSAT System. Notwithstanding the foregoing obligations, IMPSAT shall have the right to challenge any such Taxes. SAC's responsibility concerning Taxes with respect to the construction of TAC and the performance of the Work shall be governed by Section 15.01.

               15.06. Except as to Taxes described in Section 15.05(b), following the Date of Provisional Acceptance of an IRU Segment, the Grantor of such Segment shall timely pay any and all Taxes imposed upon or with respect to the IMPSAT System or TAC (as the case may be) to the extent such Taxes may not feasibly be separately assessed or imposed upon or against the respective ownership interests of the Grantor and the Grantee in the IMPSAT System or TAC (as the case may be) (after a reasonable and good faith effort by the Grantor to procure such separate assessment); provided that, upon receipt of a notice of any such Tax, the Grantor shall promptly notify the Grantee of such Tax and following payment of such Tax by the Grantor, the Grantee shall promptly reimburse the Grantor for its proportionate share of such Tax, which share shall be determined (a) to the extent possible, based upon the manner and methodology used by the particular authority imposing such Tax (e.g., on the cost of the relative property interests, historic or projected revenue derived therefrom, or any combination thereof) or (b) if the same cannot be so determined, then the Grantee's share will be one-third of the Taxes assessed or imposed.

               15.07. Notwithstanding any provision herein to the contrary, the Grantor shall have the right to contest any Tax described in Section 15.06, above (including by non-payment of such Tax), subject, however, to reasonable and appropriate consultation with the Grantee, which hereby agrees to cooperate with the Grantor in such contest. The out-of-pocket costs and expenses (including reasonable attorneys' fees) incurred by the Grantor in any such contest shall be shared by the Grantor and the Grantee in the same proportion as to which the parties would have shared in such Taxes, as they were originally assessed. Any refunds or credits resulting from a contest brought pursuant to this Section 15.07 shall be divided between the Grantor and the Grantee in the same proportion as to which such refunded or credited Taxes were borne by the Grantor and the Grantee. In any such event, the Grantor shall provide timely notice of such challenge to the Grantee.

               15.08. Except as to Taxes described in Section 15.05(b), following the Date of Provisional Acceptance of the an IRU Segment, the Grantor and the Grantee, respectively, shall be separately responsible for any and all Taxes (a) expressly or implicitly imposed upon, based upon, or otherwise measured by the gross receipts, gross income, net receipts or net income received by or accrued to such party due to its respective ownership or use of the IMPSAT System, TAC and/or the IRU Segment, or (b) which have been separately assessed or imposed upon the respective ownership interest of such party in the IMPSAT System, TAC and/or the SAC IRU Segment.

               15.09. With respect to any Taxes relating to the IMPSAT System or TAC which are imposed upon both the Grantor and the Grantee (or both of their respective interests therein), the Grantor, at its option and at its own expense, shall have the right to direct and manage any such contest; subject, however, to reasonable and appropriate consultation with the Grantee, which hereby agrees to cooperate with the Grantor in any such contest.

               15.10. The IMPSAT IRU Fee excludes any Tax. The IMPSAT IRU Fee shall without duplication be adjusted for any Tax imposed on or in connection with this Agreement including, without limitation, the execution and delivery of this Agreement and the Work to be performed hereunder, but excluding any SAC Excluded Taxes (any such Taxes, other than SAC Excluded Taxes, are hereinafter referred to as "IMPSAT Contract Taxes"). SAC shall be responsible for any SAC Excluded Tax incurred by SAC. The provisions of Sections 15.01(b) through 15.01(h) shall apply, mutatis mutandis, to the respective parties' obligations in respect of the IMPSAT IRU Fee.

               15.11. Any stamp tax imposed on any party with respect to this Agreement or any related contract documents shall be borne equally by SAC and IMPSAT.

               15.12. The parties agree that the entire amount of each of the Fee and the IMPSAT IRU Fee shall be subject to VAT under the laws of Argentina and Chile as currently in effect.

                                   ARTICLE 16.

                                     NOTICE

               16.01. All notices and communications concerning this Agreement shall be in writing and addressed to the other party as follows:

               If to IMPSAT:

                      IMPSAT S.A.
                      Alferez Pareja 256 (1107)
                      Buenos Aires, Argentina
                      Fax: 011-54-114-328-0140
                      Attention: President

               with a copy to:

                      IMPSAT
                      Alferez Pareja 256 (1107)
                      Benos Aires, Argentina
                      Fax: 011-54-114-328-0140
                      Attention: Director - Contracts Administration

               with a copy to:

                      Latham & Watkins
                      1001 Pennsylvania Ave., N.W.
                      Suite 1300
                      Washington, D.C.  20004
                      Attention:  Gary M. Epstein

               If to SAC:

                      c/o Global Crossing Ltd.
                      150 El Camino Drive
                      Suite 240
                      Beverly Hills, CA  90212

                      Attention: General Counsel

               with a copy to:

                      Simpson Thacher & Bartlett
                      425 Lexington Avenue
                      New York, NY  10017
                      Attention: George K. Miller

or at such other address as either party may designated from time to time in writing to the other party.

               16.02. Notices shall be hand delivered or sent by commercial overnight delivery service, and shall be deemed served or delivered to the addressee or its office when received at the address for notice specified above when hand delivered or on the second day after being sent when sent by overnight delivery service, provided that receipt of delivery is obtained. Notices delivered to IMPSAT Argentina shall also be effective with respect to IMPSAT Chile.

                                   ARTICLE 17.

                                 CONFIDENTIALITY

               17.01. (a) IMPSAT and SAC hereby agree that if either party provides (or, prior to the execution hereof, has provided) confidential or proprietary information to the other party ("Proprietary Information"), such Proprietary Information shall be held in confidence, and the receiving party shall afford such Proprietary Information the same care and protection as it affords generally to its own confidential and proprietary information (which in any case shall be not less than reasonable care) in order to avoid disclosure to or unauthorized use by any third party.

               (b) As used herein, Proprietary Information shall mean any and all technical or business information furnished, in whatever form or medium, or disclosed by any party to the other including, but not limited to, product or service specifications, prototypes, computer programs, models, drawings, marketing plans, financial data, and personnel statistics.

               (c) All Proprietary Information, unless otherwise specified in writing, shall remain the property of the disclosing party, and such written Proprietary Information, including all copies thereof, shall be returned to the disclosing party or destroyed after the receiving party's need for it has expired or upon the request of the disclosing party. Proprietary Information shall not be reproduced except to the extent necessary to accomplish the purpose and intent of this Agreement, or as otherwise may be permitted in writing by the disclosing party.

               17.02. The foregoing provisions of Section 17.01 shall not apply to any Proprietary Information which (a) becomes publicly available other than through the recipient; (b) is required to be disclosed by a governmental or judicial law, order, rule or regulation, provided that the party availing itself of this exception has used commercially reasonable efforts to avoid or limit such disclosure; (c) is independently developed by the disclosing party; (d) becomes available to the disclosing party without restriction from a third party without an obligation to keep confidential such Proprietary Information; or (e) becomes relevant to the settlement of any dispute or enforcement of either party's rights under this Agreement in accordance with the provisions of this Agreement, in which case appropriate protective measures shall be taken to preserve the confidentiality of such Proprietary Information as fully as possible within the confines of such settlement or enforcement process. If any Proprietary Information is required to be disclosed pursuant to the foregoing clause (b), the party required to make such disclosure shall promptly inform the other party of the requirements of such disclosure.

               17.03. Nothing herein shall be construed as granting any right or license under any trademarks, copyrights, inventions, patents or other intellectual property now or hereafter owned or controlled by any party.

               17.04. Notwithstanding Sections 17.01 and 17.02, either party may disclose Proprietary Information to its employees, agents, and legal, financial, and accounting advisors (including its lenders and other financial institutions) to the extent necessary or appropriate in connection with the negotiation and/or performance of this Agreement or its obtaining of financing, provided that each such party is notified of the confidential and proprietary nature of such Proprietary Information and is subject to or agrees to be bound by the terms of this Article.

               17.05. All media releases, public announcements, and public disclosures relating to this Agreement or the subject matter of this Agreement, including promotional or marketing material, but not including announcements intended solely for internal distribution or disclosures to the extent required to meet legal or regulatory requirements, shall be coordinated with and shall be subject to approval by both parties prior to release.

               17.06. The provisions of this Article 17 shall survive for two years after expiration or termination of this Agreement.

                                   ARTICLE 18.

                             TERMINATION FOR DEFAULT

               18.01. (a) With respect to all payments required to be made by SAC hereunder, including, without limitation, payment of the Fee and the Recurring Service Charge and all other amounts payable by SAC hereunder, if SAC fails to make a payment by the date due and payable hereunder, such unpaid amount shall bear interest until paid at a rate equal to the rate set forth in
Section 3.04. In the event any amount or amounts due and payable hereunder
remain unpaid for a period of [   ] after written notice thereof from IMPSAT to
SAC, SAC shall be in default hereunder.

               (b) With respect to all of its other obligations hereunder, if SAC fails to perform a material nonpayment obligation or any representation or warranty made by SAC herein shall prove to be false, incorrect or misleading in any material respect and, in each case, such default shall continue for a period
of [   ] after IMPSAT shall have given SAC written notice of such default, SAC shall be in default hereunder unless SAC shall have cured such default or such
default is otherwise waived in writing by IMPSAT within such [   ];

provided, however, that where such default cannot reasonably be cured within
such [   ] period and is susceptible to cure, if SAC shall proceed promptly to cure the same and prosecute such cure with due diligence, the time for curing such failure shall be extended for such period of time as may be necessary to
complete such cure, up to a maximum of [   ]; and provided further, that no cure
period shall be available to SAC for any breach of Article 19.

               (c) SAC shall be in default hereunder if (i) SAC shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing; or (ii) an involuntary case or other proceeding shall be commenced against SAC seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain
undismissed and unstayed for a period of [   ]; or (iii) an order for relief
shall be entered against SAC.

               (d) Upon any default by SAC, after notice thereof from IMPSAT, IMPSAT may (a) terminate this Agreement in its entirety (provided that in the event SAC shall have paid all amounts due in respect of the Fee and shall thereafter be in default solely in respect of the payment of the Recurring Service Charge, IMPSAT may only terminate its obligations under Article 9 and not the IRU hereunder of the SAC IRU Duct and the SAC IRU Associated Properties) and/or (b) subject to the limitations of Section 13.01, pursue the remedies specifically provided in this Agreement or otherwise available at law or in equity.

               (e) If this Agreement is terminated by IMPSAT as provided in
Section 18.01, SAC shall pay, in addition to any other damages payable pursuant to Section 18.06 below, the total of (i) the reasonable cost of settling and paying claims arising out of the termination of Work under the contracts and orders, as provided in Section 22.01 (c) below which are properly chargeable to the terminated portion of this Agreement; and (ii) the reasonable costs of settlement including accounting, legal, clerical and other expenses necessary for the preparation of settlement claims and supporting data with respect to the terminated portion of this Agreement and for termination and settlement of contracts thereunder, together with reasonable storage, transportation and other costs incurred in connection with the protection, preservation and disposition of property proper to this Agreement.

               (f) If this Agreement is terminated by IMPSAT as a result of a default by SAC on or after the Date of Provisional Acceptance of the Santiago-Algarrobo Segment, IMPSAT shall have the right to receive from SAC a pro rata refund of the IMPSAT IRU Fee allocable to the remaining portion of the Term of the IRU of the IMPSAT IRU Duct and the IMPSAT IRU Associated Properties in effect immediately prior to such termination.

               18.02. (a) With respect to its obligation to complete the construction, installation and satisfactory Acceptance Testing by the Scheduled RFS Date for a particular Segment or TAC pursuant to Section 4.03, IMPSAT shall be in default under this Agreement if the Date of Provisional Acceptance with respect to any Segment or TAC has not occurred within [ ] after the Scheduled RFS Date for such Segment (a "Delivery Default").

               (b) With respect to its obligation to achieve the Corrective Maintenance Mean Time to Repair ("MTTR") in accordance with Exhibit 7, SAC shall
have the right to terminate this Agreement if IMPSAT fails to achieve [   ].

               (c) With respect to IMPSAT's other obligations hereunder, in the event that IMPSAT shall fail to perform a material obligation or any representation or warranty made by IMPSAT herein shall prove to be false, incorrect or misleading in any material respect and, in each case, such default
shall continue for a period of [   ] after SAC shall have given IMPSAT written
notice of such default, IMPSAT shall be in default hereunder unless IMPSAT shall have cured such default or such default is otherwise waived in writing by SAC
within such [   ]; provided however, that where such default cannot reasonably
be cured within such [   ] period and is susceptible to cure, if IMPSAT shall
proceed promptly to cure the same and prosecute such cure with due diligence, the time for curing such default shall be extended for such period of time as
may be necessary to complete such cure, up to a maximum of [   ], and provided
further, that no cure period shall be available to IMPSAT for any breach of
Article 19.

               (d) IMPSAT shall be in default hereunder if (i) IMPSAT shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing; or (ii) an involuntary case or other proceeding shall be commenced against IMPSAT seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding
shall remain undismissed and unstayed for a period of [   ]; or (iii) an order
for relief shall be entered against IMPSAT; or (iv) the Guaranty shall for any reason cease to be in full force and effect or the Guarantor shall repudiate any of its obligations thereunder.

               (e) Upon any default by IMPSAT, after notice thereof from SAC, SAC may (a) terminate this Agreement in its entirety (or, in the case of a default relating to the provision of Maintenance Services, Article 9 and related provisions), provided that, on or after the Date of Provisional Acceptance of the IMPSAT IRU Segment, in the event IMPSAT shall have paid all amounts due in respect of the IMPSAT IRU Fee and shall be in compliance with all covenants and other provisions of this Agreement in respect of the IMPSAT IRU Segment, SAC may not terminate the IRU thereunder of the IMPSAT IRU Duct and the IMPSAT IRU Associated

Properties, and/or (b) subject to the limitations of Article 13, pursue the remedies specifically provided in this Agreement or otherwise available at law or in equity. In the event of a termination of Maintenance Services with respect to the SAC IRU Segment, the parties will mutually develop and agree reasonable procedures for third-party access and repairs to the outside plant and infrastructure necessary for SAC to continue the operation of TAC.

               (f) If this Agreement is terminated by SAC as a result of a default by IMPSAT on or after the Date of Provisional Acceptance of the Santiago-Algarrobo Segment, SAC shall have the right to receive from IMPSAT a pro rata refund of the Fee allocable to the IRU of the SAC IRU Duct and the SAC IRU Associated Properties based upon the remaining portion of the Term thereof in effect immediately prior to such termination.

               18.03. If this Agreement is terminated by SAC as a result of a Delivery Default, SAC, in addition to any other rights provided in this Section, may require IMPSAT to transfer title and deliver to SAC in the manner and to the extent directed by SAC any completed equipment, material or supplies, and such partially completed Owned SAC Ducts and materials, parts, tools, dies, jigs, fixtures, plans, drawings, information, and contract rights as IMPSAT has had specifically produced or specifically acquired for the performance of such part of this Agreement as has been terminated and which, if this Agreement had been completed, would have been required to be furnished to SAC; and IMPSAT shall, upon the direction of SAC, protect and preserve property in IMPSAT's possession in which SAC has an interest.

               18.04. If this Agreement is terminated by SAC as a result of a Delivery Default, IMPSAT shall pay, in addition to any other damages payable pursuant to Section 18.06 below, the reasonable costs of settlement, including accounting, legal, clerical and other expenses necessary for the preparation of settlement claims and supporting data with respect to the terminated portion of this Agreement and for termination and settlement of contracts thereunder, together with reasonable storage, transportation and other costs incurred in connection with the protection, preservation and disposition of property proper to this Agreement.


               18.05. Without limiting the foregoing, in the event that SAC terminates this Agreement as a result of a Delivery Default, IMPSAT shall be liable to SAC (without duplication) for the total of all costs and expenses reasonably incurred by SAC in completing the Work or in correcting deficiencies in the Work or in procuring a substitute duct in place of the SAC IRU Duct to the extent that the payments made to IMPSAT pursuant to this Agreement, together with such costs and expenses, exceed the Fee; provided, however, (i) that IMPSAT shall only pay such costs and expenses of such substitute provider up to such amounts as are commercially reasonable, (ii) that the cost of any additional features obtained in the substitute system shall not be compensated and (iii) that any Liquidated Damages previously paid by IMPSAT shall be credited to the amounts for which IMPSAT is liable.

               18.06. Regardless of any termination of this Agreement as a result of a Delivery Default, neither party shall be relieved from any liability for damages or otherwise which may have been incurred by reason of any breach of this Agreement.

                                   ARTICLE 19.

                          FOREIGN CORRUPT PRACTICES ACT

               19.01. Each party hereby represents and warrants that:

               (a) In carrying out its responsibilities under this Agreement, it shall not pay, offer or promise to pay, or authorize the payment directly or indirectly of any monies or anything of value to (i) any person or firm employed by or acting for or on behalf of any customer, whether private or governmental, or (ii) any government official or employee or any political party or candidate for political office, for the purpose of inducing or rewarding any favorable action by the customer in any commercial transaction or in any governmental matter; and

               (b) No owner, partner, officer, director or employee of such party or of any parent or subsidiary company of such party is or will become an official or employee of the government during the term of this Agreement while simultaneously maintaining his/her position with such party, unless such person obtains the prior written approval of the other party.

               19.02. In the event that it is established in an arbitration pursuant to Article 25 or in any criminal proceeding that a party has breached the provisions of this Article 19, the other party shall have the right to terminate this Agreement pursuant to Section 18.01(b) or 18.02(c), as the case may be.

               19.03. In no event shall any party be obligated under this Agreement to take any action or omit to take any action that such party believes, in good faith, would cause it to be in violation of any U.S. laws, including the Foreign Corrupt Practices Act.

                                   ARTICLE 20.

                               TERMINATION OF TERM

               20.01. This Agreement automatically shall terminate upon the expiration of the Term pursuant to Article 7 or termination pursuant to Article 18.

               20.02. Upon the expiration or termination of this Agreement with respect to the SAC IRU Segment, all IRUs with respect to such Segment shall immediately terminate and all rights of SAC to use the IMPSAT System, the SAC IRU Duct, the SAC IRU Associated Properties or any part thereof relating to such Segment, shall cease and IMPSAT shall have no further obligations to SAC with
respect to such Segment. Promptly thereupon, [   ].

               20.03. Upon the expiration or termination of this Agreement with respect to the IMPSAT IRU Segment, all IRUs with respect to such Segment shall immediately terminate and all rights of IMPSAT to use the IMPSAT IRU Duct, the IMPSAT IRU Associated Properties or any part thereof relating to such Segment, shall cease and SAC shall have no further obligations to IMPSAT with respect to such Segment. Promptly thereupon, [

].

               20.04. Notwithstanding the foregoing, no termination or expiration of this Agreement shall affect the rights or obligations of any party hereto (a) with respect to any then existing defaults or the obligation to make any payment hereunder for services rendered prior to the date of termination or expiration, but subject to Article 19 or (b) pursuant to Article 12, Article 13,
Article 15 or Article 17 herein, which Articles shall survive the expiration or termination hereof.

                                   ARTICLE 21.

                                  FORCE MAJEURE

               21.01. Neither party hereto shall be responsible for any loss, damage, delay or failure of performance resulting directly or indirectly from any cause which is beyond its reasonable control and which prevents such party from performing any material obligation ("Force Majeure"), including but not limited to: acts of God or of the public enemy; acts or failures to act of any governmental authority, including without limitation any delay in obtaining, or failure to obtain, any Permits, unless resulting from any act or omission of such party, including without limitation the failure to duly or timely apply for such Permits; war or warlike operations, civil war or commotion, mobilizations or military call-up, and acts of similar nature; revolution, rebellions, sabotage, and insurrections or riots; fires, floods, epidemics quarantine restrictions; strikes, and other labor actions; freight embargoes; unworkable weather (in the case of IMPSAT, so long as IMPSAT shall have taken reasonably
foreseeable unworkable (based on average weather conditions over the last [   ])
weather into account when planning its work schedule); acts or omissions of transporters; or damage caused by other construction activity such as building of roads and railroads; provided that the following shall not, in and of themselves, constitute Force Majeure: (i) a loss by IMPSAT or any Subcontractor of employees (other than by reason of Force Majeure), (ii) strikes and other labor actions involving IMPSAT's or any Subcontractor's own work force not part
of a general strike, (iii) the first [   ] of unworkable weather (unless any
such day occurs during the [   ] immediately preceding the then Scheduled RFS
Date for TAC or any Segment), (iv) the failure (other than by reason of Force Majeure) of any Subcontractor, supplier or transporter to perform its obligations to IMPSAT (including on account of insolvency), (v) the unavailability of any raw materials or components, unless such raw materials or components are generally unavailable in the marketplace or are unavailable by reason of Force Majeure, (vi) any increase in IMPSAT's costs, (vii) any reasonably foreseeable site, soil or subsurface conditions or (viii) the failure of any governmental authority or private entity to grant its approval for IMPSAT to assign, transfer or issue any IMPSAT Permit to SAC.

               21.02. If any such Force Majeure causes an increase in the time or costs required for performance of any of its duties or obligations, IMPSAT shall be entitled to an equitable extension of time for completion of the Work and an equitable adjustment in the Fee.

               21.03. Each party shall inform the other party promptly with
written notification, and in all cases within [   ] of discovery and knowledge,
of any occurrence covered
under this Article and shall use its reasonable efforts to minimize such additional delays. In the case of a notification by IMPSAT, IMPSAT shall promptly provide an estimate of the anticipated time required to complete the Work. IMPSAT shall be entitled to an equitable extension of time resulting from the Force Majeure condition, but only to the extent that such Force Majeure actually causes a delay in the timely completion of the Work after all reasonable efforts to minimize such a delay have been made.

               21.04. Within [   ] after receipt of such a notice from either
party, the other party may provide a written response.

               21.05. If a Force Majeure (except pursuant to Section 5.02(a))
continues for a total of [   ], either party may terminate this Agreement by
written notice to the other (a "Notice of Termination") and this Agreement shall be deemed to have been terminated by SAC, effective on the date of the terminating party's notice, and the provisions of Article 22 shall apply to such termination.

               21.06. Every [   ] during the period of Force Majeure, the
parties shall meet and review the circumstances surrounding the Force Majeure, including, without limitation, the anticipated date of recommencing the Work.

               21.07. Force Majeure shall not excuse the late payment of money.

                                   ARTICLE 22.

                          TERMINATION FOR FORCE MAJEURE

               22.01. After the delivery of a Notice of Termination with respect to a Constructed Segment pursuant to Section 21.05, and except as otherwise directed by SAC, IMPSAT shall:

               (a) Stop Work under this Agreement with respect to such Constructed Segment on the date and to the extent specified in the Notice of Termination;

               (b) Place no further orders or contracts for materials, services or facilities with respect to such Constructed Segment except as may be necessary for completion of such portion of Work under this Agreement as is not terminated;

               (c) Use reasonable efforts to terminate all orders and contracts with respect to such Constructed Segment to the extent that they relate to the performance of Work terminated by the Notice of Termination;

               (d) Assign to SAC, in the manner, at the time, and to the extent directed by SAC, all of IMPSAT's rights, title and interest under the orders and contracts so terminated with respect to such Constructed Segment;

               (e) Use reasonable efforts to settle all outstanding liabilities and all claims arising out of such termination of orders and contracts, with SAC's approval or ratification to the extent required;

               (f) Transfer title and deliver to SAC in the manner, at the time and to the extent (if any) directed for the fabricated or unfabricated parts, work in process, completed work, supplies and other material produced as a part of, or acquired in connection with, the performance of the Work terminated by the Notice of Termination;

               (g) Use reasonable efforts to sell, in the manner, at the time, to the extent and at the price or prices directed or authorized by SAC, any property of the types referred to in Section 22.01(f) above provided, however, that IMPSAT:

                    (i) shall not be required to extend credit to any buyer; and

                    (ii) may acquire any such property under the conditions prescribed by and at a price approved by SAC;

and provided further that the net proceeds of any such transfer or disposition shall be applied in reduction of any payments to be made by SAC to IMPSAT under this Agreement or, if no such payments are due, paid in such other manner as SAC may direct;

               (h) Complete performance of such part of the Work which was not terminated by the Notice of Termination; and

               (i) Take such action as may be necessary, or as SAC may reasonably direct, for the protection and preservation of the property related to this Agreement which is in IMPSAT's possession and in which SAC has acquired or may acquire an interest.

               22.02. After such Notice of Termination, IMPSAT shall submit to SAC a written termination claim. Such claim shall be submitted promptly, but, unless otherwise extended, in no event later than six months from the effective date of termination.

               22.03. In the settlement of any such partial or total termination claim, SAC shall pay to IMPSAT the total of:

               (a) all amounts invoiced in accordance with this Agreement with respect to the affected Constructed Segment plus, for Work or Supplies which have been done or provided with respect to such Constructed Segment but which have not been invoiced, an amount in proportion to the amount of such Work or Supplies done or provided;

               (b) the cost of settling and paying claims arising out of the termination of Work with respect to such Constructed Segment under the contracts and orders, as provided in Section 22.01(e) above which are properly chargeable to the terminated portion of this Agreement; and

               (c) the reasonable costs of settlement including accounting, legal, clerical and other expenses necessary for the preparation of settlement claims and supporting data with respect to the terminated portion of this Agreement and for termination and settlement of contracts thereunder, together with reasonable storage, transportation and other costs incurred in connection with the protection and disposition of property proper to this Agreement.

               22.04. In arriving at the amount due to IMPSAT under this Article 22, all unliquidated payments made to IMPSAT, any liability which IMPSAT may have to SAC, and the agreed price for, or the proceeds of sale of any materials, Supplies or other things acquired by IMPSAT or sold, pursuant to the provisions of this Article 22, and not otherwise recovered by or credited to SAC shall be deducted.

               22.05. SAC may, from time to time, under such terms and conditions as it prescribes, approve partial payments and payments on account against costs incurred by IMPSAT in connection with the terminated portion of this Agreement. If such payments total in excess of the amount finally agreed or determined to be due under this Article 22, such excess shall be refunded, upon demand, by IMPSAT.

               22.06. For a period of one year after final settlement under this Agreement, IMPSAT shall preserve and make available to SAC at reasonable times at IMPSAT's office, but without direct charge to SAC, all supporting books, records and documents required to be kept relating to the terminated Work.

                                   ARTICLE 23.

                               DISPUTE RESOLUTION

               23.01. The parties shall endeavor to settle amicably by mutual discussions any disputes, differences, or claims whatsoever related to this Agreement.

               23.02. Failing such amicable settlement, any controversy, claim or dispute arising under or relating to this Agreement, including the existence, validity, interpretation, performance, termination or breach thereof, shall finally be settled by arbitration in accordance with the International Arbitration Rules of the American Arbitration Association ("AAA"). Unless the parties agree to a sole arbitrator, there shall be three (3) arbitrators, with each party appointing one arbitrator, who collectively will select a third. The language of the arbitration shall be English. The arbitrators will not have authority to award punitive damages to either party. Each party shall bear its own expenses, but the parties shall share equally the fees and expenses of the arbitration tribunal and the AAA. Any award in such arbitration shall be final, and judgment thereon may be entered in any court of competent jurisdiction. In any such arbitration, the decision in any prior arbitration under this Agreement shall not be deemed conclusive of the rights as among themselves of the parties hereunder. The arbitration shall be held in New York, New York, U.S.A.

                                  ARTICLE 24.

                     ASSIGNMENT, SUBCONTRACTORS AND DARK FIBER TRANSFERS

               24.01. Except as provided in this Article or in Section 9.06, neither party shall assign this Agreement or any right or interest under this Agreement, nor delegate any work or obligation to be performed under this Agreement ("Assignment"), without the other party's prior written consent which shall not be unreasonably withheld (it being understood that it shall be deemed to be reasonable to withhold consent to the assignment of this Agreement or any rights, interest or obligations hereunder to a competitor of IMPSAT or an Affiliate of a competitor or uncreditworthy party).

               24.02. Each of IMPSAT Argentina and IMPSAT Chile has the right to assign all or any part of its rights under this Agreement, or to delegate all or any part of its duties hereunder at any time without SAC's consent to (a) a successor to substantially all the assets of such IMPSAT entity by way of a merger, consolidation or sale of assets or (b) an Affiliate of such IMPSAT entity; provided that (i) in the case of any assignment or delegation pursuant to this Section 24.02, such assignee or delegee shall assume in writing all liabilities, warranties, representations and obligations of such IMPSAT entity under this Agreement with respect to the rights and duties so assigned or delegated and (ii) in the case of an assignment pursuant to clause (b) above, the Guaranty shall remain in effect. Each of IMPSAT Argentina and IMPSAT Chile shall also have the right to (a) convey, transfer or sell capacity on the IMPSAT IRU Duct to any person and (b) convey, transfer and sell to any person, pursuant to the grant of IRUs or otherwise, any dark fibers from any fiber pairs in the IMPSAT IRU Duct, together with rights in the accompanying IMPSAT IRU Associated Properties. Each of IMPSAT Argentina and IMPSAT Chile shall give SAC written
notice [   ] prior to any assignment or delegation by it. Each of IMPSAT
Argentina and IMPSAT Chile shall remain jointly and severally liable with any such assignee or delegee.

               24.03. (a) SAC acknowledges and agrees that each of IMPSAT Argentina and IMPSAT Chile may grant security interests of any kind in and/or collaterally assign its rights with respect to, the IMPSAT System, the SAC IRU Duct, the SAC IRU Associated Properties, the IMPSAT Permits along the SAC IRU Segment, the Regeneration and OpAmp Facilities along the SAC IRU Segment, and/or this Agreement, including the proceeds thereof, to other parties, provided that any secured party agrees to recognize and be bound by the terms of this Agreement. After receipt of notice from any secured party of a default by either IMPSAT Argentina or IMPSAT Chile under any relevant security document, SAC agrees to make, and makes, all payments thereafter as instructed by such secured party. SAC acknowledges and consents to the foreclosure, should it occur, upon this Agreement by any secured party or its designee, successor or assignee, and the consequent replacement of IMPSAT Argentina and/or IMPSAT Chile under this Agreement by the secured party, its designee, successor or assignee, or another purchaser or assignee.

               (b) Any secured party shall be entitled to exercise all rights and to cure any defaults of IMPSAT Argentina and/or IMPSAT Chile under this Agreement, within such cure period as may be available to such IMPSAT entity under this Agreement. Upon receipt of notice from a secured party, SAC agrees to accept such exercise and cure by a secured party and to render all or any part of the performance due by SAC under this Agreement to such secured party. Any secured party replacing either IMPSAT entity hereunder shall be bound by the terms of this Agreement to the same extent and in the same manner as such IMPSAT entity.

               (c) Any secured party shall be deemed an intended third party beneficiary of this Section 24.03. This Section 24.03 shall be self-operative and no further instrument shall be required by any security agreement, mortgage or other document reflecting the security interest to make this Section 24.03 effective.

               24.04. SAC has the right to assign all or any part of its rights and delegate all or any part of its duties hereunder at any time without IMPSAT's consent to (a) any other entity to whom all or any part of SAC's rights and interests in TAC have been transferred or (b) an Affiliate of SAC; provided
(i) that in the case of any assignment or delegation pursuant to this Section 24.04, such assignee or delegee shall assume in writing all liabilities, representations and obligations of SAC under this Agreement with respect to the rights and duties so assigned or delegated and (ii) in the case of an assignment pursuant to clause (b) above, the Keep-well Letter shall remain in effect. SAC may assign all warranties and/or guarantees hereunder to any assignee or delegee. SAC shall give IMPSAT written notice 30 days prior to any such assignment or delegation. SAC shall remain jointly and severally liable with any such assignee or delegee. SAC also has the right to (a) convey, transfer or sell capacity on TAC to any person and (b) convey, transfer or sell to any person, pursuant to the grant of IRUs or otherwise, any dark fibers from any fiber pairs in TAC, together with rights in the accompanying Owned Ducts, SAC IRU Duct, Owned Associated Properties and SAC IRU Associated Properties. SAC may further assign its rights and delegate its obligations under Article 9 hereof to (or cause a novation of such rights and duties on the same terms with) Global Crossing Network Center Ltd., and IMPSAT shall execute such documentation as SAC shall reasonably request to give effect to such assignment, delegation or novation, including without limitation a maintenance agreement reflecting the terms set forth in Article 9.

               24.05. IMPSAT may select subcontractors ("Subcontractors") in connection with the performance of the Work such that all Work provided by any such Subcontractors meet the Acceptance Criteria and the reliability and performance requirements set forth in this Agreement. If a proposed Subcontractor is not listed on Exhibit F hereto, IMPSAT shall obtain approval thereof from SAC, which approval will not be unreasonably withheld. Regardless of whether or not IMPSAT uses a Subcontractor recommended by SAC, use by IMPSAT of a Subcontractor will not, under any circumstances: (i) give rise to any claim by IMPSAT against SAC if such Subcontractor breaches its subcontract or contract with IMPSAT; (ii) give rise to any claim by such Subcontractor against SAC;
(iii) create any contractual obligation by SAC to the Subcontractor; (iv) give rise to a waiver by SAC of its rights to reject any defects or deficiencies or defective Work; or (v) in any way release IMPSAT from being solely responsible to SAC for the Work to be performed under this Agreement.

               24.06. IMPSAT is the general contractor for the Work and remains responsible for all of its obligations under this Agreement, including the Work, regardless of whether a subcontract or supply agreement is made or whether IMPSAT relies upon any Subcontractor to any extent. IMPSAT's use of Subcontractors for any of the Work will in no way increase IMPSAT's rights or diminish IMPSAT's liabilities to SAC with respect to this Agreement, and in all events IMPSAT's rights and liabilities hereunder with respect to SAC will be as though IMPSAT had itself performed such Work. IMPSAT will be liable for any delays caused by any Subcontractor as if such delays were caused by IMPSAT.


               24.07. The terms of this Agreement will in all events be binding upon IMPSAT regardless of and without regard to the existence of any inconsistent terms in any agreement between IMPSAT and any Subcontractor whether or not and without regard to the fact that SAC may have directly and/or indirectly had notice of any such inconsistent term.


               24.08. IMPSAT must make all payments to all Subcontractors (except in the case of legitimate disputes between IMPSAT and any such Subcontractor arising out of the agreement between IMPSAT and such Subcontractor) in accordance with the respective agreements between IMPSAT and its Subcontractors such that Subcontractors will not be in a position to enforce liens and/or other rights against SAC, TAC or any part thereof.

               24.09. This Agreement and each of the parties' respective rights and obligations under this Agreement, shall be binding upon and shall inure to the benefit of the parties hereto and each of their respective permitted successors and assigns.

               24.10. Any attempted assignment, transfer or other disposition by either party which is in violation of this Article shall be void and of no force and effect.

                                   ARTICLE 25.

                                    GUARANTOR

               IMPSAT agrees to cause the Guarantor to execute and deliver the Guaranty to SAC as a condition precedent to the effectiveness of this Agreement.

                                   ARTICLE 26.

                 REPRESENTATIONS, WARRANTIES AND ACKNOWLEDGMENTS

               26.01. Each party represents and warrants that:

               (a) it is duly organized and validly existing under the laws of the jurisdiction of its organization and has the corporate power and authority and the legal right to own and operate its property, to lease the property it operates and to conduct the business in which it is currently engaged;

               (b) it has the corporate power and authority and the legal right to execute and deliver, and to perform its obligations under, this Agreement, and has taken all necessary corporate action to authorize its execution, delivery and performance of this Agreement;

               (c) this Agreement constitutes a legal, valid and binding obligation of such party enforceable in accordance with its terms, except as affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting the enforcement of creditors' rights generally, general equitable principles and an implied covenant of good faith and fair dealing;

               (d) the execution, delivery and performance of this Agreement will not violate any provision of any law, rule or regulation or any lease, agreement or instrument applicable to such party or to which any of its property is subject and will not result in or require the creation or imposition of any lien on any of the properties or revenues of such party pursuant to any law, rule or regulation or any lease, agreement or instrument applicable to such party or to which any of its property is subject; and

               (e) except for Permits (in the case of IMPSAT, other than as set forth in Section 26.02 below), no consent or authorization of, filing with, or other act by or in respect of, any arbitrator or governmental authority and no consent of any other person (including, without limitation, any stockholder or creditor of such party) is required in connection with the execution, delivery, performance, validity or enforceability of this Agreement, except in each case those that have been made or obtained.

               26.02. IMPSAT hereby represents and warrants that it has obtained a license to operate a satellite telecommunications service in Chile and that with such permit IMPSAT is legally able to perform its obligations under this Agreement with respect to the Work in Chile. IMPSAT agrees that the failure of such permit to be or remain in effect for its original term shall not of itself give rise to a Force Majeure.

                                   ARTICLE 27.

                             TITLE AND RISK OF LOSS

               27.01. Title to all Supplies provided by IMPSAT hereunder for incorporation in or attachment to a Segment shall pass to and vest in SAC in accordance with Article 5. Risk of loss or damage to all Supplies provided by IMPSAT for incorporation in or attachment to such Segment shall pass to and vest in SAC in accordance with Article 5. Upon termination of this Agreement pursuant to Article 18 or Article 22, SAC may require, upon full payment of all amounts due thereunder (provided that, without limiting SAC's obligation to make any such payment, if this Agreement is terminated by SAC pursuant to the fourth paragraph of Section 18.02, full payment shall not be required prior to the transfer of title), that title to the equipment, materials and Supplies with respect to the Constructed Segments, which has not previously passed to SAC, pass to SAC, free and clear of all liens, claims, charges and other encumbrances other than those deriving through SAC.

               27.02. Upon the passage of title in accordance with the terms of
Section 5.06, IMPSAT warrants that all parts, materials, and equipment to which title has passed (or have otherwise been transferred) will be free and clear of all liens, claims, charges and other encumbrances other than those deriving through SAC.

                                   ARTICLE 28.

                              INTELLECTUAL PROPERTY

               28.01. All right, title, and interest in and to all Intellectual Property created or developed by IMPSAT in the course of its performance under this Agreement is and shall remain the sole property of IMPSAT. IMPSAT grants (or in the case of items owned by other parties, agrees to cause such other party to grant) to SAC a perpetual, royalty-free, non-transferable license to use and reproduce those Deliverable Technical Materials owned, controlled, or developed by IMPSAT (or such other party) for purposes of using and operating TAC, with the right to employ third parties (under appropriate written obligations respecting confidentiality) to assist SAC with such use and operation, but with no right to sublicense. The licenses granted to SAC by IMPSAT in the Deliverable Technical Material are personal and non-transferable, except that SAC may assign or transfer such licenses to an affiliated entity under common control with the SAC or to any entity succeeding to SAC's entire interest in TAC as a result of reorganization or restructuring of the SAC or in the event of a change of control of the SAC.

                                   ARTICLE 29.

                                  INFRINGEMENT

               29.01. IMPSAT agrees to defend or settle at its own expense all suits for infringement of any patent, copyright, trademark or other form of intellectual property right in any country of the world, for any component part of TAC as provided by IMPSAT or material or equipment used therein (or the manufacture of any material or the normal use thereof) provided by IMPSAT or on its behalf pursuant to this Agreement and will hold SAC harmless from all expense of defending any such suit and all payments for final judgment assessed on account of such infringement.

               29.02. IMPSAT will not settle any suit for infringement as to which it is obliged to defend SAC as provided in Section 29.01 without first consulting with SAC, and IMPSAT will not settle any suit for infringement in a manner that would materially diminish SAC's use and enjoyment of TAC or cause SAC to incur any monetary obligation to any third party without SAC's prior consent. SAC, at its own expense, may elect to participate in the defense of any suit for infringement relating to this Agreement.

               29.03. IMPSAT and SAC agree to give each other prompt written notice of claims and suits for infringement and full opportunity and authority to assume the sole defense, including appeals, of suits for infringement described in Section 29.01. Upon request and at its own expense, each party agrees to furnish to the other party all information and assistance available to it for such defense.

               29.04. If all or any portion of TAC or any material, part or equipment provided by IMPSAT or on its behalf is held to constitute an infringement and is subject to an injunction restraining its use or any order providing for its delivery up to or destruction, or if in respect of any such claim of infringement IMPSAT deems it advisable to do so, IMPSAT shall at its own expense either (i) procure for SAC the right to retain and continue to use TAC, the affected portion thereof, or any such material, part or equipment without interruption for SAC; or (ii) replace or modify TAC, the affected portion thereof, or any material, part or equipment so that it becomes noninfringing while continuing to meet the Acceptance Criteria.

                                   ARTICLE 30.

                            ACQUISITION OF DARK FIBER

               30.01. SAC and IMPSAT shall negotiate in good faith regarding the acquisition by IMPSAT of dark fiber on the Las Toninas-Buenos Aires Segment and the Santiago-Algarrobo Segment.

                                   ARTICLE 31.

                                     GENERAL

               31.01. The failure of either party hereto to enforce any of the provisions of this Agreement, or the waiver thereof in any instance, shall not be construed as a general waiver or relinquishment on its part of any such provision, but the same shall nevertheless be and remain in full force and effect.

               31.02. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of New York.

               31.03. The captions or headings in this Agreement are strictly for convenience and shall not be considered in interpreting this Agreement or as amplifying or limiting any of its content. Words in this Agreement which import the singular connotation shall be interpreted as plural, and words which import the plural connotation shall be interpreted as singular, as the identity of the parties or objects referred to may require.

               (a) Unless expressly defined herein, words having well known technical or trade meanings shall be so construed. All listing of items shall not be taken to be exclusive, but shall include other items, whether similar or dissimilar to those listed, as the context reasonably requires.

               (b) This Agreement has been fully negotiated between and jointly drafted by the parties.

               (c) All actions, activities, consents, approvals and other undertakings of the parties in this Agreement shall be performed in a reasonable and timely manner. Except as specifically set forth herein, for the purpose of this Agreement the standards and practices of performance within the telecommunications industry in the relevant market shall be the measure of a party's performance.

               31.04. This Agreement constitutes the entire and final agreement and understanding between the parties with respect to the subject matter hereof and supersedes all prior agreements relating to the subject matter hereof, which are of no further force or effect. The Exhibits referred to herein are integral parts hereof and are hereby made a part of this Agreement. To the extent that any of the provisions of any Exhibit hereto are inconsistent with the express terms of this Agreement, the terms of this Agreement shall prevail. This Agreement may only be modified or supplemented by an instrument in writing executed by a duly authorized representative of each party and delivered to the party relying on the writing.

               31.05. The relationship between SAC and IMPSAT shall not be that of partners, agents, or joint venturers for one another, and nothing contained in this Agreement shall be deemed to constitute a partnership or agency agreement between them for any purposes, including, but not limited to federal income tax purposes. Neither party may represent to its customers, potential customers or others that the other party jointly participates with such party in the provision of services or facilities. SAC and IMPSAT, in performing any of their obligations hereunder, shall be independent contractors or independent parties and shall discharge their contractual obligations at their own risk subject, however, to the terms and conditions hereof.

               31.06. If any term, covenant or condition contained herein is, to any extent, held invalid or unenforceable in any respect under the laws governing this Agreement, the remainder of this Agreement shall not be affected thereby, and each term, covenant or condition of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

               31.07. This Agreement may be executed in one or more counterparts, all of which taken together shall constitute one and the same instrument.

               In confirmation of their consent and agreement to the terms and conditions contained in this Agreement and intending to be legally bound hereby, the parties have executed this Agreement as of the date first above written.

                                IMPSAT S.A.,
                                an Argentina corporation

                                By:
                                   ---------------------------------------------
                                    Name: Marcelo Daniel Girotti
                                    Title: Apoderado

                                By:
                                   ---------------------------------------------
                                    Name: Jorge Ignacio Marine
                                    Title: Apoderado

                                By:
                                   ---------------------------------------------
                                    Name: Jose Ramon Torres
                                    Title: Apoderado

                                IMPSAT S.A.,
                                a Chile corporation

                                By:
                                   ---------------------------------------------
                                    Name: Jorge Orlando Flamarique Bonfanti
                                    Title: Apoderado

                                SOUTH AMERICAN CROSSING LTD.,
                                a Bermuda corporation

                                By:
                                   ---------------------------------------------
                                   Name:
                                   Title:


                                     - 59 -